UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. ____ )

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2)).

☒	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☐	Soliciting Material under § 240.14a-12.

SERVISFIRST BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

______________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(l) and 0-11.

SERVISFIRST BANCSHARES, INC.

2500 Woodcrest Place
Birmingham, Alabama 35209

April 7, 2025

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of ServisFirst Bancshares, Inc. Our Annual Meeting will be held at our corporate headquarters, located at 2500 Woodcrest Place, Birmingham, Alabama 35209, on Monday, May 19, 2025, at 9:00 a.m., Central Daylight Time.

Our proxy materials describe the formal business to be transacted at the Annual Meeting. Many of our directors and officers will be present to answer any questions that you and other stockholders may have. Included in the materials is our Annual Report to Stockholders, which contains detailed information concerning our activities and operating performance, including our Annual Report on Form 10-K for the year ended December 31, 2024.

The business to be conducted at the Annual Meeting consists of: (1) the election of seven directors; (2) an advisory vote on the compensation of our named executive officers; (3) the ratification of the appointment of Forvis Mazars, LLP as our independent registered public accounting firm for the year ending December 31, 2025; and (4) such other business as may properly come before the Annual Meeting. Our Board of Directors unanimously recommends a vote “FOR” the election of the director nominees; “FOR” the “Say on Pay” advisory vote approving the compensation of our named executive officers; and “FOR” the ratification of the appointment of Forvis Mazars, LLP as our independent registered public accounting firm for the year ending December 31, 2025.

You may vote your shares by following your broker’s voting instructions, by submitting voting instructions by telephone or by Internet, by voting in person at the Annual Meeting or, if you requested to receive printed proxy materials, by completing and returning your proxy card. Instructions regarding the methods of voting are contained in the enclosed Proxy Statement and on the Notice of Internet Availability of Proxy Materials or proxy card.

It is important that your shares be represented at the Annual Meeting. On behalf of our Board of Directors, we request that you vote your shares now, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted. Your vote is important.

The proxy materials are first being made available to stockholders on or about April 7, 2025.

Sincerely, Thomas A. Broughton, III Chairman, President and Chief Executive Officer

SERVISFIRST BANCSHARES, INC.

2500 Woodcrest Place
Birmingham, Alabama 35209

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Monday, May 19, 2025 9:00 a.m., Central Daylight Time

Place:	2500 Woodcrest Place Birmingham, Alabama 35209

Items of Business:

1.   To elect the seven nominees listed in the accompanying Proxy Statement to serve on our Board of Directors until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified.

2.   To conduct a “Say on Pay” advisory vote on the compensation of our named executive officers.

3.   To ratify the appointment of Forvis Mazars, LLP as our independent registered public accounting firm for the year ending December 31, 2025.

4.   To transact such other business as may properly come before the 2025 Annual Meeting or any postponement or adjournment thereof.

Our board of directors unanimously recommends a vote “FOR” the election of the director nominees, “FOR” the “Say on Pay” advisory vote approving the compensation of our named executive officers, and “FOR” the ratification of the appointment of Forvis Mazars, LLP as our independent registered public accounting firm for the year ending December 31, 2025.

Record Date:	March 26, 2025

Voting by Proxy:

IT IS IMPORTANT THAT YOU SUBMIT VOTING INSTRUCTIONS BY TELEPHONE OR BY INTERNET OR, IF YOU REQUESTED TO RECEIVE PRINTED PROXY MATERIALS, BY RETURNING YOUR PROXY CARD. PLEASE VOTE BY TELEPHONE OR BY INTERNET, SUBMIT VOTING INSTRUCTIONS OR SIGN, DATE AND RETURN THE PROXY CARD AS SOON AS POSSIBLE WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON TO ENSURE YOUR VOTE IS COUNTED. STOCKHOLDERS OF RECORD WHO VOTE OVER THE TELEPHONE OR THE INTERNET, SUBMIT VOTING INSTRUCTIONS OR EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE ANNUAL MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

Internet Availability of Proxy Materials:

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 19, 2025: The solicitation of the enclosed proxy is made on behalf of the Board of Directors for use at the Annual Meeting to be held on May 19, 2025. It is expected that this Proxy Statement and related materials will first be provided to stockholders on or about April 7, 2025. Our Proxy Statement, form of proxy, and 2024 Annual Report on Form 10-K are available at: www.investorvote.com/SFBS.

By Order of the Board of Directors, Thomas A. Broughton, III Chairman, President and Chief Executive Office

Birmingham, Alabama
April 7, 2025

i

SUMMARY

This is a summary of information contained elsewhere in this Proxy Statement. This summary does not contain all information you should consider. Please read this entire Proxy Statement carefully before voting.

ANNUAL MEETING

Date: May 19, 2025 Meeting Agenda: The meeting will cover the proposals listed under Agenda and Voting Recommendations below, and any other business that may properly come before the meeting.	Place: 2500 Woodcrest Place Birmingham, AL 35209 Record Date: March 26, 2025 Mailing Date: This proxy statement was first mailed to stockholders on or about April 7, 2025.	Voting: Stockholders as of the record date are entitled to vote. Each share of common stock of ServisFirst Bancshares, Inc. is entitled to one vote.

Throughout this Proxy Statement, unless the context indicates otherwise, when we use the terms the “Company,” “we,” “our” or “us,” we are referring to ServisFirst Bancshares, Inc. and its wholly-owned subsidiary, ServisFirst Bank (which we refer to as the “Bank”). When we use the term “Annual Meeting,” we intend to include both the Annual Meeting to be held on the date and at the time and place identified above and any adjournment or postponement of such Annual Meeting.

Agenda and Voting Recommendations

1

Proposal 1: Election of Directors

The board of directors unanimously recommends a vote FOR each director nominee.

The seven director nominees presented in this proposal are recommended for election to the board of directors.

Additional information about each director and his or her qualifications may be found on page 3.

	Director				Committee Memberships
Name	Age	Since	Primary Occupation	Independent	AC	CC	CGNC
Thomas A. Broughton, III	69	2007	Chairman, President and Chief Executive Officer of ServisFirst Bancshares, Inc. and ServisFirst Bank
J. Richard Cashio	67	2007	Retired Chief Executive Officer of TASSCO, LLC	✓
James J. Filler	81	2007	Retired Chief Executive Officer of Jefferson Iron & Metal Brokerage, Inc.	✓
Betsy Bugg Holloway, Ph.D.	55	2023	Vice President of Samford University	✓
Christopher J. Mettler	49	2019	Founder and President of Sovereign Co.	✓
Hatton C. V. Smith	74	2007	Retired Chief Executive Officer of Royal Cup Coffee; Chief Executive Officer of Back Forty Beer Company	✓
Irma L. Tuder	63	2018	Manager of Tuder Investments, LLC	✓
AC: Audit Committee CC: Compensation Committee CGNC: Corporate Governance & Nominations Committee Committee Chair Committee Member Financial Expert

2	Proposal 2: Advisory Vote on Named Executive Officer Compensation	3	Proposal 3: Ratify Appointment of the Independent Registered Public Accounting Firm
The board of directors unanimously recommends a vote FOR the resolution.	The board of directors unanimously recommends a vote FOR the resolution.

Additional information about compensation of our named executive officers may be found on page 17.	Additional information about our independent registered public accounting firm may be found on page 43.

SERVISFIRST BANCSHARES, INC. – Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Voting Your Shares

It is important that your shares be voted at the Annual Meeting. Please vote in advance of the Annual Meeting to ensure your shares will be represented. You can vote your shares:

•

By going to the website www.investorvote.com/SFBS and following the instructions for Internet voting on the proxy card or Notice of Internet Availability of Proxy Materials that you received in the mail. You will need the 15-digit control number printed therein. You may also access instructions for telephone voting on the website.

•	By using your mobile device to scan the QR barcode on your proxy card or Notice of Internet Availability of Proxy Materials and following the prompts that appear on your mobile device.

•

If you received a printed copy of the proxy materials, by completing and mailing your proxy card in the prepaid return envelope, or if you reside in the United States or Canada, by dialing 1-800-368-5948 and following the instructions for telephone voting provided by the recorded message at that number. You will need your 15-digit control number printed on your proxy card.

You may vote in person during the Annual Meeting; however, if a broker, bank or other nominee holds your shares, you will need to request a legal proxy from your broker, bank or nominee and bring it to the Annual Meeting. Even if you plan to attend the Annual Meeting in person, please vote by Internet, telephone, or mail in advance of the Annual Meeting to ensure that your shares will be represented.

Vote Required to Elect Directors and to Pass Proposals

Proposal	Voting Options	Vote Required to Elect Directors or to Adopt Proposal	Effect of Abstentions	Effect of Broker Non-Votes
Election of Directors (Proposal 1)	For or Withhold for each director nominee	Directors elected by plurality of votes cast*	No effect	No effect
Approval, on Advisory Basis, of the Compensation of our Named Executive Officers (Proposal 2)	For, Against or Abstain	Majority of the shares present in person or by proxy and entitled to vote on the subject matter	Same effect as a vote Against	No effect
Ratification of the Appointment of Forvis Mazars, LLP (Proposal 3)	For, Against or Abstain	Majority of the shares present in person or by proxy and entitled to vote on the subject matter	Same effect as a vote Against	Brokers have discretion to vote

* Our director resignation policy requires that any nominees receiving a greater number of “Withhold” votes than “For” votes must promptly tender his or her resignation to the Chairman of the Board of Directors (the “Board”).

Under the General Corporation Law of the State of Delaware, an abstention from voting on any proposal will have the same legal effect as an “against” vote, except election of directors, where an abstention has no effect under plurality voting.

A “broker non-vote” occurs if your shares are not registered in your name (that is, you hold your shares in “street name”) and you do not provide the record holder of your shares (usually a bank, broker or other nominee) with voting instructions on any matter as to which a broker may not vote without instructions from you, but the broker nevertheless provides a proxy for your shares. Shares as to which a “broker non-vote” occurs are considered present for purposes of determining whether a quorum exists, but are not considered votes cast or shares entitled to vote with respect to a voting matter.

SERVISFIRST BANCSHARES, INC. – Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Additional Information

See “General Information – Questions and Answers About the 2025 Annual Meeting and Voting” for additional information about attending the Annual Meeting and voting your shares.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board has nominated the seven persons named below, all of whom currently serve as directors, for election as directors at the 2025 Annual Meeting. Each of these nominees has consented to serve as a director if re-elected. Unless otherwise instructed, the proxies intend to vote the proxies received by them for the election of all seven of these nominees. If any nominee identified below becomes unable to serve as a director before the Annual Meeting, the proxies may vote the proxies received by them for the election of a substitute nominee selected by our Board, or the Board may reduce the size of the Board.

Annual Election of Directors

The seven nominees receiving the most votes cast in the election of directors by holders of shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting will be elected to serve as directors of the Company for the next year. As a result, although shares as to which the authority to vote is withheld will be counted, such “withhold” votes will have no effect on the outcome of the election of directors, except with respect to our director resignation policy.

Information regarding directors and director nominees and their ages as of the record date is as follows:

					Committee Memberships
Name	Age	Director Since	Primary Occupation	Independent	AC	CC	CGNC
Thomas A. Broughton, III	69	2007	Chairman, President and Chief Executive Officer of ServisFirst Bancshares, Inc. and ServisFirst Bank
J. Richard Cashio	67	2007	Retired Chief Executive Officer of TASSCO, LLC	X	M	M	C,M
James J. Filler	81	2007	Retired Chief Executive Officer of Jefferson Iron & Metal Brokerage, Inc.	X		M
Betsy Bugg Holloway, Ph.D.	55	2023	Vice President of Samford University	X	M		M
Christopher J. Mettler	49	2019	Founder and President of Sovereign Co.	X		M	M
Hatton C. V. Smith	74	2007	Retired Chief Executive Officer, Royal Cup Coffee; Chief Executive Officer of Back Forty Beer Company	X		C,M
Irma L. Tuder	63	2018	Manager of Tuder Investments, LLC	X	C,FE,M		M

AC: Audit Committee     CC: Compensation Committee     CGNC: Corporate Governance & Nominations Committee

C: Committee Chair    M: Committee Member    FE: Financial Expert

The business experience and background of each of our nominees follows. Each of the director nominees also serves as a director of the Bank, and Mr. Broughton also serves as Chairman, President and Chief Executive Officer of us and the Bank.

SERVISFIRST BANCSHARES, INC. – Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Thomas A. Broughton, III
Age: 69	Committees: None	Position: President, CEO and Chairman

Director Since: 2007	Bank Director Since: 2005

Mr. Broughton has served as our President and Chief Executive Officer and a director since 2007 and as President, Chief Executive Officer and a director of the Bank since its inception in May 2005. Mr. Broughton was named Chairman of the Board of the Company and the Bank effective January 1, 2019. Mr. Broughton has spent the entirety of his over 35-year banking career in the Birmingham area. In 1985, Mr. Broughton was named President of the de novo First Commercial Bank. When First Commercial Bank was bought by Synovus Financial Corp. in 1992, Mr. Broughton continued as President and was named Chief Executive Officer of First Commercial Bank. In 1998, he became Regional Chief Executive Officer of Synovus Financial Corp., responsible for the Alabama and Florida markets. In 2001, Mr. Broughton’s Synovus region shifted, and he became Regional Chief Executive Officer for the markets of Alabama, Tennessee and parts of Georgia. He continued his work in this position until his retirement from Synovus in August 2004. Mr. Broughton’s experience in banking has afforded him opportunities to work in many areas of banking and has given him exposure to all bank functions. Mr. Broughton served on the Board of Directors of Cavalier Homes, Inc. from 1986 until 2009, when the Company was sold to a subsidiary of Berkshire Hathaway. We believe that Mr. Broughton’s extensive experience in banking in Alabama and the Southeast, and, in particular, his success in building and growing new banks and developing new markets, makes him highly qualified to serve as a director.

J. Richard Cashio
Age: 67	Committees: Audit; Compensation; Corporate Governance and Nominations (Chair)	Position: Director

Director Since: 2007	Bank Director Since: 2005

Mr. Cashio has served as a director of the Company since 2007 and as a director of the Bank since its inception in May 2005. Mr. Cashio has been a private investor since his retirement. Mr. Cashio served as Chief Executive Officer of TASSCO, LLC from 2005 until his retirement in January 2014 and served as the Chief Executive Officer of Tricon Metals & Services, Inc. from 2000 until its sale in October 2008. We believe that Mr. Cashio’s experience as the chief executive officer of successful industrial enterprises allows him to offer our Board both the benefit of his business experience and the perspectives of one of our target customer groups, making him highly qualified to serve as a director.

James J. Filler
Age: 81	Committees: Compensation	Position: Lead Independent Director

Director Since: 2007	Bank Director Since: 2005

Mr. Filler has served as a director of the Company since 2007 and as a director of the Bank since its inception in May 2005. In January 2019, following Mr. Broughton becoming Chairman of our Board of Directors, Mr. Filler was appointed to serve as the Board’s Lead Independent Director. Mr. Filler has been a private investor since his retirement in 2006. Prior to his retirement, Mr. Filler spent 44 years in the metals recycling industry with Jefferson Iron & Metal, Inc. and Jefferson Iron & Metal Brokerage Co., Inc. We believe that Mr. Filler’s extensive business experience and strong ties to the Birmingham business community offer us valuable strategic insights and make him highly qualified to serve as a director.

SERVISFIRST BANCSHARES, INC. – Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Betsy Bugg Holloway
Age: 55	Committees: Audit; Corporate Governance and Nominations	Position: Director

Director Since: 2023	Bank Director Since: 2023

Dr. Holloway has served as a director of the Company and the Bank since 2023. Dr. Holloway has served as a Vice President for Samford University for the past ten years and as the Vice President for Advancement and Marketing since July 2022, where she leads all marketing, branding, and philanthropic initiatives for the university. Dr. Holloway currently serves on the Board of Directors and is a member of the executive committee and chair of the nominating committee for Blue Cross & Blue Shield of Alabama and is a member of the Board of Advisors for Founders Advisors. We believe that Dr. Holloway’s extensive business experience, civic engagement in Alabama, and long track record of innovative leadership and operational expertise make her highly qualified to serve as a director.

Christopher J. Mettler
Age: 49	Committees: Compensation; Corporate Governance and Nominations	Position: Director

Director Since: 2019	Bank Director Since: 2019

Mr. Mettler has served as a director of the Company and the Bank since October 21, 2019. Mr. Mettler is Founder and President of Sovereign Co., where he leads strategy and business development. Mr. Metter assumed a full-time role at Sovereign as of April 26, 2019. Sovereign leverages proprietary marketing attribution and artificial intelligence technology to systematically measure thousands of simultaneous marketing messages to display the most relevant products for consumers. Previously, Mr. Mettler founded two marketing and financial technology businesses, CompareCards and SnapCap, both of which were acquired in two separate transactions by LendingTree (Nasdaq: TREE). Mr. Mettler served as President of Iron Horse Holdings LLC from January 1, 2014 until November 16, 2016. Following LendingTree’s acquisition of CompareCards from Iron Horse Holdings in November 2016, Mr. Mettler transitioned to serve as a salaried employee of LendingTree through April 26, 2019. We believe Mr. Mettler’s business experience, his strong background in the financial technology sector and his prior service on our Charleston, South Carolina advisory board makes him highly qualified to serve as a director.

Hatton C. V. Smith
Age: 74	Committees: Compensation (Chair)	Position: Director

Director Since: 2007	Bank Director Since: 2005

Mr. Smith has served as a director of the Company since 2007 and as a director of the Bank since its inception in May 2005. Mr. Smith served as the Chief Executive Officer of Royal Cup Coffee from 1996 until 2014 and in various other positions with Royal Cup Coffee prior to 1996. Mr. Smith retired from all positions with Royal Cup Coffee effective February 2020. He currently serves as the Chief Executive Officer of Back Forty Beer Company, which specializes in unique craft beers in the Southeast. Mr. Smith is also involved in many different charities and has served as Chair of the United Way and Chairman of the Baptist Health Foundation. We believe that Mr. Smith’s business experience, his strong roots in the greater Birmingham business and civic community, and his high profile and extensive community contacts in one of our largest markets make him highly qualified to serve as a director.

Irma L. Tuder
Age: 63	Committees: Audit (Chair); Corporate Governance and Nominations	Position: Director

Director Since: 2018	Bank Director Since: 2018

Ms. Tuder is currently a private investor. She is the founder, former CEO and Board Chairperson of Analytical Services, Inc. (ASI), a nationally recognized business providing management and technical solutions to federal government agencies. Ms. Tuder successfully led the acquisition of ASI by Arctic Scope Regional Corporation Federal Holding Company in 2007. Ms. Tuder has over 30 years of experience in strategic business planning and execution, executive leadership, financial management and business operations. Prior to founding ASI, Ms. Tuder spent five years as a controller in private industry and five years in public accounting. In addition to her service as a director of the Company and Bank, Ms. Tuder is a member of the Notre Dame Institute for Latino Studies Advisory Council, HudsonAlpha Institute for Biotechnology Board of Directors, University of Alabama in Huntsville (UAH) Foundation Board and UAH Business School Advisory Board. Ms. Tuder received a BBA in accountancy from the University of Notre Dame and MBA from Troy State University in Montgomery. We believe that Ms. Tuder’s extensive background in business, finance and accounting make her highly qualified to serve as both a director and as Chair of our Audit Committee.

SERVISFIRST BANCSHARES, INC. – Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

The Board of Directors Unanimously Recommends a Vote “FOR” the Election of Each of the Board Nominees

CORPORATE GOVERNANCE

Our business is managed under the direction of our Board of Directors. The Board has the legal responsibility for overseeing the affairs and performance of the Company. The primary responsibility of the Board is to exercise their business judgment in what they believe to be in the best interests of the Company and its stockholders.

Governance Practices

Our Board of Directors believes that sound governance practices and policies provide an important framework to assist them in fulfilling their oversight duty. The Corporate Governance Guidelines of ServisFirst Bancshares, Inc. (the “Governance Guidelines”), include a number of the practices and policies under which our Board has operated for many years, together with concepts suggested by various authorities in corporate governance and the requirements under the New York Stock Exchange (“NYSE”) Listed Company Manual and the Sarbanes-Oxley Act of 2002.

Each year, our Board of Directors reviews our Governance Guidelines and other governance documents and modifies them as it deems appropriate. These documents include the Governance Guidelines, the committee charters, our Code of Business Conduct and Ethics, our Related Party Transactions Policy and other key policies and practices. Copies of the currently effective charters for each Board committee, the Code of Business Conduct and Ethics, the Governance Guidelines and certain other corporate governance policies are available on the investor relations section of the Company’s website at www.servisfirstbancshares.com under the “Governance” tab.

Some of the principal subjects covered by our Governance Guidelines include:

•

Director Qualifications, which include: a Board candidate’s independence, experience, knowledge, skills, expertise, integrity, and ability to make independent analytical inquiries; his or her understanding of our business and the business environment in which we operate; and the candidate’s ability and willingness to devote adequate time and effort to Board responsibilities, taking into account the candidate’s employment and other Board commitments.

•

Responsibilities of Directors, which include: acting in the best interests of all stockholders; maintaining independence; developing and maintaining a sound understanding of our business and the industry in which we operate; preparing for and attending Board and Board committee meetings; and providing active, objective and constructive participation at those meetings.

•

Director Access to Management and, as Necessary and Appropriate, Independent Advisors, which covers: encouraging presentations to our Board from the officers responsible for functional areas of our business and from outside consultants who are engaged to conduct periodic reviews of various aspects of our operations or the quality of certain of our assets, such as the Bank’s loan portfolio.

•

Director Orientation and Continuing Education, such as: programs to familiarize directors with any changes to our business, strategic plans, and significant financial, accounting and risk management issues; our compliance programs and conflicts policies; our Code of Business Conduct and Ethics and our Governance Guidelines. In addition, each director is expected to participate in continuing education programs relating to developments in our business and in corporate governance. For the year ended December 31, 2024, director continuing education programs covered a variety of topics, including disaster recovery, various legal compliance training, information security, fair lending and community reinvestment act, Regulation O, and strategic plans.

SERVISFIRST BANCSHARES, INC. – Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

•

Regularly Scheduled Executive Sessions, without Management, are held by our Board, led by our Lead Independent Director, and by the Audit Committee, which meets separately with our independent auditors.

Director Resignation Policy

In October 2016, our Board approved and adopted a Director Resignation Policy. This policy provides that, in an uncontested election, any director nominee who receives a greater number of “Withhold” votes than votes “For” his or her election shall promptly tender his or her resignation to the Chairman of our Board following the certification of the election results. The Company’s Corporate Governance and Nominations Committee (“CG&N Committee”) will consider the offer of resignation and recommend to the Board whether to accept or reject the resignation. Our Board must act on the recommendation within 90 days following certification of the election results following receipt of the recommendation. After the Board makes a formal decision on the CG&N Committee’s recommendation, the Company must publicly disclose the action on a Current Report on Form 8-K (“Current Report”) within four business days of the decision. If the Board determines to take any action other than accepting such resignation, the Current Report must also include the Board’s rationale supporting its decision. A copy of our Director Resignation Policy is available on the investor relations section of our website www.servisfirstbancshares.com under the “Governance” tab.

Incentive Compensation Clawback Policy

Our Board has approved and adopted a Clawback Policy in compliance with Exchange Act Rule 10D-1 and the NYSE continued listing requirements related to recovery of incentive compensation from the Company’s current and former executive officers under certain circumstances. The Clawback Policy provides that, in the event the Company is required to restate financial results due to material noncompliance with any financial reporting requirement under the securities laws, the Board may adjust future compensation, cancel outstanding awards, seek recoupment of previous awards and take any other remedial and recovery action permitted by law, to recoup all or a portion of any incentive compensation approved, awarded or granted to an executive officer of the Company after the date of adoption of the Clawback Policy and such award, vesting or payment occurred or was received during the three completed fiscal years immediately preceding the date on which the Company is required to prepare the restatement. The Clawback Policy applies when the Compensation Committee has determined that the incentive compensation approved, awarded or granted was predicated upon the achievement of certain financial results that were the subject of the restatement and that a lesser amount of incentive compensation would have been approved, awarded or granted to the executive officer based upon the restated financial results. In each such instance, the Company will seek to recoup the amounts by which an executive officer’s incentive compensation that was awarded, vested or paid during the three-year period referenced above exceeded the amounts that would have been awarded, vested or paid based on the restated financial results.

Stock Ownership of Board and Executives

Long-term stock ownership is deeply engrained in our culture and reflects our Board’s strong commitment to the Company’s success. We have reviewed the stock ownership policies of other financial institutions, the criteria identified by certain proxy advisory firms in determining whether a stock ownership policy is “rigorous” or “robust,” and the stock ownership of our directors and executive officers. We ultimately concluded not to adopt a formal stock ownership policy at this stage of the Company’s existence primarily because the current ownership levels of our directors and our continuing executive officers, other than new hires who would be within typical periods to gain compliance, far exceed the ownership requirements of even the most rigorous policies we reviewed. Using the market price as of December 31, 2024 and the number of shares of common stock beneficially owned as of March 26, 2025, each of our non-employee directors held common stock valued over eight times such director’s 2024 annual retainer (with the average multiple equal to 690 times the 2024 annual retainer), and Chief Executive Officer held common stock valued at over 90 times his 2024 annual base salary. Excluding our most recently hired executive officer who would be within typical periods to gain compliance, our other executive officer held common stock valued over 65 times his 2024 annual base salary.

SERVISFIRST BANCSHARES, INC. – Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Our Board annually reviews our Governance Guidelines and other governance documents and practices and modifies them as it deems appropriate. Although we will reconsider adopting stock ownership guidelines in the future, including in the event of Board or management changes, we believe such guidelines are not needed to successfully operate the Company.

Insider Trading Policy

We have adopted an Insider Trading Policy that governs the purchase, sale and other dispositions of our securities by directors, officers, employees and certain contractors, consultants and service providers of the Company. Our Insider Trading Policy expressly prohibits such persons from trading, either directly or indirectly, in our securities after becoming aware of material nonpublic information related to the Company or other companies, including counterparties, vendors or suppliers.

To further ensure compliance, our Insider Trading Policy has established blackout periods and preclearance procedures. Our Insider Trading Policy provides guidance as to what may constitute material information and when information becomes public. The insider trading policy addresses transactions by family members and controlled entities. The policy discusses the consequences of an insider trading violation, additional trading restrictions, and certain reporting requirements applicable to directors, officers, and designated key employees. The insider trading policy requires all directors, officers, and employees of the Company and the Bank subject to the policy to provide a written certification of their understanding of, and intent to comply with, the policy. Although the Company is not subject to the Insider Trading Policy, it is the Company’s practice to comply with all applicable insider trading laws, rules and regulations.

We believe the policy is reasonably designed to promote compliance with insider trading laws and regulations and applicable listing standards.

Policies Against Hedging and Pledging Activities

Our Insider Trading Policy prohibits any of our directors, officers and employees from engaging in hedging activities involving the Company’s securities, including the following:

●	short sales, meaning any transactions in the Company’s securities whereby one may benefit from a decline in the stock price of our common stock;

●

purchases or sales of derivative securities related to the Company’s securities (puts, calls, collars, swaps forward sale contracts and similar arrangements, excluding stock options issued pursuant to employee benefit plans); and

●

investments in exchange funds (a stock fund that allows an investor to exchange his or her holdings in Company securities for units in a portfolio of securities), excluding investments in the Company stock fund available under the Company’s 401(k) plan.

In addition, our Insider Trading Policy prohibits our directors, officers and employees from pledging our securities as collateral for loans unless approved by our Insider Trading Compliance Officer. While being mindful of the need to avoid taking actions that pose undue risk or appear to pose undue risk to our Company, we also appreciate that our situation may be unique. We are a public company that has, since the Bank’s inception in 2005 and our formation in 2007, experienced a relative amount of success. As a result of this success, a significant portion of the wealth of some of our officers and employees resides in their ownership of our common stock. As detailed above, the current ownership levels of our directors and our continuing executive officers, other than new hires who would be within typical periods to gain compliance, far exceed the ownership requirements of even the most rigorous policies we reviewed. Accordingly, we provide our Insider Trading Compliance Officer with the discretion to permit pledges in certain limited circumstances.

SERVISFIRST BANCSHARES, INC. – Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Board Independence

The cornerstone of our corporate governance program is an independent and qualified Board. The Board has established guidelines consistent with the current listing standards of the NYSE for determining director independence. You can find these guidelines in our Governance Guidelines, which are posted on the investor relations section of the Company’s website at www.servisfirstbancshares.com under the “Governance” tab.

During its most recent review, our Board considered transactions and relationships between each director or any member of a director’s immediate family and us and the Bank. Our Board also considered whether there were any transactions or relationships between our Company and any entity of which a director or an immediate family member of a director is an executive officer, general partner or significant equity holder. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that a director is independent. Independent directors must be free of any relationship with us or our management that may impair the director’s ability to make independent judgments.

Our CG&N Committee has determined in its business judgment that six of the Company’s seven current directors are independent as defined in the NYSE listing standards and that each member is free of any relationships that would interfere with his or her individual exercise of independent judgment. Our independent directors are Messrs. Cashio, Filler, Mettler, and Smith, Dr. Holloway, and Ms. Tuder. Mr. Broughton, our Chairman, is considered an inside director because of his employment as our President and Chief Executive Officer (see “Certain Relationships and Related Transactions” for a list of other relationships the Board considered when determining independence).

The Role of Our Board of Directors

The members of our Board also are members of the Board of Directors of the Bank (the “Bank Board”), which accounts for substantially all of our consolidated operating results. The members of our Board keep informed about our business through discussions with senior management and other officers and managers of the Company and the Bank, by reviewing analyses and reports sent to them by management and outside consultants, and by participating in meetings of the Board and meetings of those Board committees on which they serve.

Board Leadership Structure

We believe that our stockholders are best served by a strong, independent Board with extensive business experience and strong ties to our markets. We believe that objective oversight of the performance of our management team is critical to effective corporate governance, and we believe our Board provides such objective oversight.

Our Board is led by a combination of Mr. Filler, our Lead Independent Director, and Mr. Broughton, our Chairman, President and CEO, supplemented by engaged, independent committee chairs and directors. Our independent directors unanimously voted for Mr. Broughton to serve as the Chairman of our Board following the retirement of our prior Chairman on December 31, 2018.

The Board believes that the Company has been well served by Mr. Broughton’s leadership since the Bank’s inception in 2005 and our formation in 2007. The Board further believes that Mr. Broughton’s combined role as Chairman and CEO will allow him to set the overall tone and direction for the Company, maintain consistency in the internal and external communication of our strategic and business priorities, and have primary responsibility for managing our operations.

The Board also believes that a strong, effective Lead Independent Director, like Mr. Filler, an independent Board, and independent committees provide the independent leadership necessary to balance the combined Chairman and CEO role and, with the formal and informal mechanisms we have in place to facilitate the work of the Board and its committees, results in the Board effectiveness and efficiency that our stockholders expect. Mr. Filler performs the following functions as our Lead Independent Director:

●	Serves as a liaison, and facilitates communication, between our Chairman and the independent directors;

SERVISFIRST BANCSHARES, INC. – Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

●	Organizes, convenes and presides over executive sessions of the independent directors and Board meetings at which the Chairman is not present;

●	Serves as an advisor to Board committees, chairs of the Board committees and other directors;

●	Calls meetings of the Board, if deemed advisable by the Lead Independent Director; and

●	Guides, with the CG&N Committee, the self-assessment of the Board.

Mr. Broughton’s leadership has been especially evident during recent challenges in the banking industry. While the Company and Bank are known for being able to respond to market conditions quickly on a decentralized basis, our employees look to Mr. Broughton to set the tone for the entire Company. Under his leadership, the Bank was able to grow deposits in a time of intense competition and avoid liquidity challenges faced by others in the industry. Mr. Broughton’s emphasis on customer service leveraged existing relationships and earned new banking relationships during the year, as new customers were able to compare their experience with the Bank against the service provided by their current bankers.

We believe our Board’s structure provides leadership and operational oversight, notwithstanding Mr. Broughton’s role as Chairman. Our Board’s three standing committees, which are described below under “Board Committees and Their Functions,” are composed exclusively of independent directors. In addition to the Board committees at the Company, our Bank has a separate loan committee on which all of our directors serve. We believe that this structure further reinforces the Board’s role as an objective overseer of our business, operations, risk sensitivity and day-to-day management.

The Board’s Role in Risk Oversight

While our Board is ultimately responsible for the management of risks inherent in our business, in our day-to-day operations senior management is responsible for instituting risk management practices that are consistent with our overall business strategy and risk tolerance. In addition, because our operations are conducted primarily through the Bank, we maintain an asset-liability and investment committee at the Bank level, consisting of four executive officers of the Bank. This committee is charged with monitoring our liquidity and funds positions. The committee regularly reviews the rate sensitivity position on three-month, six-month and one-year time horizons; loans-to-deposits ratios; and average maturities for certain categories of liabilities. This committee reports to our Board of Directors at least quarterly, and otherwise as needed.

In addition, our Audit Committee assists the Board in overseeing and monitoring management’s conduct of our financial reporting process, our system of internal accounting and financial controls and our cybersecurity measures, and our Compensation Committee oversees the management of risks relating to executive and non-executive compensation.

Outside of formal meetings, our Board and its committees have regular access to senior executives, including our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, as well as our senior credit officers. Our Bank Board, which consists of all the members of our Board, and loan committee also meet monthly with management to review loans, credit loss issues and other areas of risk for the bank. We believe that this structure allows the Board to maintain effective oversight over our risks and to ensure that our management personnel are following prudent and appropriate risk management practices.

The Board’s Role in Human Capital Management

The Board understands the importance of Human Capital Management as part of its corporate responsibility, with an emphasis on the following key areas: (1) hiring, promotion and talent development, and (2) compensation and benefits and health and safety. The below entries summarize our current policy positions in each of these key areas:

SERVISFIRST BANCSHARES, INC. – Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Hiring, Promotion and Talent Development

We recruit the best people for the job regardless of gender, race, ethnicity, age, disability, sexual orientation, gender identity, cultural background or religious belief. It is our policy to fully comply with all state and federal laws applicable to discrimination in the workplace.

We are always looking to build our workforce from within and promote from our current talent pool whenever possible. We are also committed to the continued development of our employees, whether through banking industry‑related training or position-related training.

Compensation and Benefits and Heath and Safety

We provide robust compensation and benefits programs to help meet the needs of our employees. In addition to competitive salaries, these programs include a 401(k) Retirement Plan, full medical, dental and vision insurance, life insurance and paid time off. As part of our compensation philosophy, we believe that we must offer and maintain market competitive total rewards programs for our employees in order to attract and retain superior talent. We are committed to the health, safety, and wellness of our employees.

Board Committees and Their Functions

Our Board maintains three standing committees that are each composed entirely of independent directors. The governing charter for each of the three committees is available on our website www.servisfirstbancshares.com under the “Governance” tab.

Name(1)	Audit Committee	Compensation Committee	Corporate Governance & Nominations Committee
Irma L. Tuder
James J. Filler
Betsy Bugg Holloway, Ph.D.
J. Richard Cashio
Christopher J. Mettler
Hatton C. V. Smith
Committee Chair Committee Member Financial Expert

(1)	Mr. Broughton is not independent and therefore does not serve on any committee.

Audit Committee

Number of meetings in 2024: Four

Functions:

•

Assists our Board in maintaining the integrity of our financial statements and of our financial reporting processes and systems of internal audit controls, as well as monitoring our compliance with legal and regulatory requirements and the performance of our internal audit function;

•	Reviews the scope of independent audits and assesses the results;

•

Meets with management to consider the adequacy of the internal control over, and the objectivity of, financial reporting, and meets with our independent auditors and with appropriate financial personnel concerning these matters;

•	Oversees cybersecurity risk and reviews cybersecurity issues and solutions with management;

•	Selects, determines the compensation of, appoints and oversees our independent registered public accounting firm, and evaluates their qualifications, performance and independence; and

SERVISFIRST BANCSHARES, INC. – Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

•

Reviews and approves all related party transactions of the Company in accordance with our Related Party Transactions Policy (with some related party transactions referred to the full Board for consideration).

Our Board has determined that each Audit Committee member meets the independence standards for Audit Committee membership under the rules of the Securities and Exchange Commission (“SEC”) and the rules of the NYSE.

Compensation Committee

Number of meetings in 2024: Four

Functions:

•	Annually reviews the performance and compensation of our Chief Executive Officer, who is not present during deliberations or voting with respect to his compensation;

•	Makes recommendations to the independent members of our Board with respect to the compensation of our Chief Executive Officer and all other executive officers of the Company;

•

Makes determinations, either as a committee or together with the other independent directors, regarding the performance and compensation level of our Chief Executive Officer and our other named executive officers;

•

Reviews incentive compensation arrangements to determine whether they encourage excessive risk taking, and reviews and discusses at least annually the relationship between risk management policies and practices that could mitigate such risk;

•	Oversees the compensation structure for our senior management and senior executives;

•	Develops and reviews succession planning for key executives, including our Chief Executive Officer;

•	Administers the Company’s Clawback Policy; and

•

Advises and reports to our Board at least annually, including with respect to the Company’s incentive and equity-based compensation plans, and oversees the activities of the individuals and committees responsible for administering such plans.

The Compensation Committee has the authority, in its sole discretion, to appoint, engage, retain and terminate any compensation consultant, legal counsel or other advisor to assist in the performance of its duties, and the Company is responsible for providing appropriate funding to the Compensation Committee for payment of reasonable compensation to any such advisor retained by the Compensation Committee. Our Compensation Committee has retained Aon’s Human Capital Solutions practice, a division of Aon plc, or Aon. The cost of such services in 2024 did not exceed $120,000. The Committee determined that there were no conflicts between Aon and the Company or any member of the Compensation Committee.

Our Board has determined that each Compensation Committee member is independent under the rules of the NYSE.

Corporate Governance and Nominations Committee

Number of meetings in 2024: Two

Functions:

•	Identifies individuals believed to be qualified to become Board members, and selects or recommends to the Board the nominees to stand for election as directors;

•

Establishes the criteria for selecting candidates for nomination to our Board, actively seeks candidates who meet those criteria and makes recommendations to our Board to fill vacancies on, or make additions to, our Board or any committee of our Board (see “Governance Practices” for a detailed discussion of qualification criteria);

SERVISFIRST BANCSHARES, INC. – Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

•	Develops and recommends standards to our Board to be applied in making determinations as to the absence of material relationships between the Company and a director;

•	Oversees director continuing education programs;

•	Establishes the procedures for the evaluation and oversight of our Board and management; and

•

Monitors and recommends changes in the organization and procedures of the Board, in the size of the Board or any Board committee and in our corporate governance policies, and monitors the Company’s corporate governance structure.

The CG&N Committee considers candidates for director who are recommended by its members, by other Board members, and by management. The CG&N Committee will consider stockholder nominees for election to our Board that are timely recommended by stockholders provided that a complete description of the nominees’ qualifications, experience and background, together with a statement signed by each nominee in which he or she consents to act as a Board member if elected, accompany the recommendations. Nominations must also include evidence of the nominating stockholder’s ownership of Company common stock, and any other information the Company will be required to disclose about the nominee in its proxy statement. Stockholder nominations should be directed to the chair of the CG&N Committee, care of our Chief Financial Officer, at the Company’s principal executive office, 2500 Woodcrest Place, Birmingham, Alabama 35209. The CG&N Committee will evaluate candidates recommended by stockholders using the same criteria as for other candidates recommended by its members, other members of the Board, or management.

In evaluating nominees for director, the CG&N Committee believes that it is of primary importance to ensure that the Board’s composition reflects a diversity of business experience and community leadership, as well as a demonstrated ability to promote the Company’s strategic objectives and expand its presence, profile and customer base in its local markets. Additionally, our CG&N Committee charter provides that the CG&N Committee, in selecting or recommending Board candidates, shall consider factors it deems appropriate, which may include diversity. The members of the CG&N Committee and the Board also take into account views on diversity that our stockholders may communicate to us.

Our Board of Directors has determined that each member of the CG&N Committee is independent under the standards of independence of the rules of the NYSE.

Compensation Committee Interlocks and Insider Participation

The primary functions of the Compensation Committee are to evaluate and administer the compensation of our President and Chief Executive Officer and other executive officers and to review and oversee our general compensation programs. No member of the Compensation Committee has served as an officer or employee of the Company, the Bank or any other subsidiary. In addition, none of our executive officers has served as a director or as a member of the compensation committee of a company which employs any of our directors. For further information, see “Compensation Discussion and Analysis” and “Board Committees and Their Functions.”

Director Attendance

Our Board held eight meetings in 2024. Each director attended at least 75% of the aggregate of: (i) the number of meetings of the Board held during the period he or she served on the Board; and (ii) the number of meetings of committees of the Board held during the period he or she served on such committees. While we do not have a formal policy regarding director attendance at our annual meetings, we generally expect our directors to attend if at all possible. All of our directors attended the 2024 Annual Meeting via remote webcast.

SERVISFIRST BANCSHARES, INC. – Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Certain Relationships and Related Transactions

We have not entered into any business transactions with related parties required to be disclosed under Rule 404(a) of Regulation S-K other than banking transactions in the ordinary course of our business with our directors and officers, as well as members of their families and corporations, partnerships or other organizations in which they have a controlling interest. Management recognizes that related party transactions can present unique risks and potential conflicts of interest (in appearance and in fact). Therefore, we maintain written policies around interactions with related parties that require that these transactions are entered into and maintained on the following terms:

•

in the case of banking transactions, each is on substantially the same terms, including price or interest rate, collateral and fees, as those prevailing at the time for comparable transactions with unrelated parties that are not expected to involve more than the normal risk of collectability or present other unfavorable features to the bank; and

•

in the case of related party transactions, each is approved by a majority of the directors who do not have an interest in the transaction. Banking transactions that meet the criteria disclosed above are deemed pre‑approved by the Board.

Any potential related party transactions are reported to our Chief Financial Officer, who then reports such transactions to our Audit Committee. Our Audit Committee determines whether such transactions constitute related party transactions and, if so, reports those transactions to our Board for consideration if such transactions are not deemed pre-approved under our policy. A copy of our policy governing related party transactions is available on our website www.servisfirstbancshares.com under the “Governance” tab.

The aggregate amount of indebtedness from our directors and executive officers (including their affiliates and inclusive of persons serving as executive officers of the Bank) to the Bank as of December 31, 2024 was approximately $42.4 million, which equaled 2.6% of our total equity capital as of that date. Related party transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than normal risk of collectability or present other features unfavorable to us. No related party loans were disclosed as past due, nonaccrual or troubled debt restructurings in our consolidated financial statements for the year ended December 31, 2024. We anticipate making related party loans in the future to the same extent as we have in the past.

Code of Conduct for Directors and Employees

Our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors. The Code of Business Conduct and Ethics covers compliance with law; fair and honest dealings with us, with competitors and with others; fair and honest disclosure to the public; and procedures for compliance with the Code of Business Conduct and Ethics. A copy of our Code of Business Conduct and Ethics is, and any amendment to or waiver from a provision of our Code of Business Conduct and Ethics will be, available free of charge on the investors relations section of our website at www.servisfirstbancshares.com under the “Governance” tab.

Communications with the Board

You may contact any of our independent directors, individually or as a group, by writing to them c/o David Sparacio, Executive Vice President and Chief Financial Officer, ServisFirst Bancshares, Inc., 2500 Woodcrest Place, Birmingham, Alabama 35209. Mr. Sparacio will review and forward to the appropriate directors copies of all such correspondence that, in the opinion of Mr. Sparacio, deals with the functions of the Board of Directors or its committees or that he otherwise determines requires their attention. Concerns relating to accounting, internal controls or auditing matters will be brought promptly to the attention of the Chairwoman of the Audit Committee and will be handled in accordance with procedures established by the Audit Committee.

SERVISFIRST BANCSHARES, INC. – Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

DIRECTOR COMPENSATION

The following summarizes the compensation earned by, or paid to, each person who served as a non-employee director during all or any part of the year ended December 31, 2024. Mr. Broughton was not separately compensated for his service on the Board. Directors of the Company also serve on the Board of the Bank and receive no additional compensation for such service. Ms. Tuder also serves on the advisory board of our Huntsville, Alabama region, and her compensation for such service is included in the tabular disclosure below. As of March 26, 2025, our six non-employee directors beneficially owned, collectively, approximately 4.5% of our outstanding common stock. We seek to structure director compensation to further align the interests of directors with the interests of our stockholders.

Annual Retainers and Meeting Fees for 2024

Position	Annual Retainer($)
Director	$50,000
Lead Independent Director	30,000
Audit Committee Member	8,000
Audit Committee Chair	15,000
Compensation Committee Member	6,000
Compensation Committee Chair	10,000
CG&N Committee Member	4,000
CG&N Committee Chair	9,000

Director Compensation for 2024

The following table sets forth information regarding the compensation of our non-employee directors for the year ended December 31, 2024.

Name	Fees Earned or Paid in Cash($)	Stock Awards($)(1)	All Other Compensation($)	Total($)
J. Richard Cashio	$77,000	$59,976	-	$136,936
James J. Filler	86,000	59,976	-	145,976
Betsy Bugg Holloway	62,000	59,976	-	121,976
Christopher J. Mettler	62,000	59,976	-	121,976
Hatton C. V. Smith	66,000	59,976	-	125,976
Irma L. Tuder(2)	77,000	59,976	$6,300	143,276

(1)

Represents the grant date fair value of time-based restricted stock awarded on May 20, 2024 (921 shares valued at $65.12 per share, the closing price of the Company’s common stock on that date). All director restricted stock awards were outstanding on December 31, 2024. See Note 13 of our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024 for information regarding assumptions made in the valuation of these awards. These awards have a one-year vesting term.

(2)	Ms. Tuder’s cash compensation includes $6,300 in fees paid for service on the Huntsville advisory board.

SERVISFIRST BANCSHARES, INC. – Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

OWNERSHIP OF SERVISFIRST COMMON STOCK BY DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth the beneficial ownership of our common stock as of March 26, 2025 by: (i) each of our directors; (ii) our named executive officers; (iii) all of our directors and our executive officers as a group; and (iv) each stockholder known by us to beneficially own more than 5% of our common stock. Except as otherwise indicated, each person listed below has sole voting and investment power with respect to all shares shown to be beneficially owned by him or her except to the extent that such power is shared by a spouse under applicable law. The information provided in the table is based on our records, information filed with the SEC and information provided to the Company.

Name and Address of Beneficial Owner(1) Five Percent Stockholders	Shares	Percentage of Outstanding Common Stock (%)(2)
Blackrock, Inc.(3)	7,832,493	14.3%
50 Hudson Yards New York, NY 10001
The Vanguard Group(4)	5,478,138	10.0%
100 Vanguard Blvd. Malvern, PA 19355

Directors and Named Executive Officers
Thomas A. Broughton, III(5)	797,996	1.5%
Irma L. Tuder(6)	87,365	*
James J. Filler(7)	1,379,216	2.5%
J. Richard Cashio(8)	545,541	1.0%
Hatton C. V. Smith(9)	410,578	*
Christopher J. Mettler	17,436	*
Betsy Bugg Holloway, Ph.D.	5,089	*
Rodney E. Rushing(10)	364,925	*
Henry F. Abbott(11)	9,201	*
Edison K. Woodie, III	27,410	*
William M. Foshee	-	*
Kirk Pressley	2,000	*

All directors and executive officers as a group (10 persons)	3,662,347	6.7%

___________________

*	Indicates ownership of less than 1% of outstanding common stock.
(1)	The address for all directors and executive officers is 2500 Woodcrest Place, Birmingham, Alabama 35209.
(2)

Except as otherwise noted herein, the percentage is determined on the basis of 54,601,122 shares of our common stock outstanding plus, for any particular person, securities deemed outstanding pursuant to Rule 13d-3 promulgated under the Exchange Act, as of March 26, 2025. Under Rule 13d-3, a person is deemed to be a beneficial owner of any security owned by certain family members and any security of which that person has the right to acquire beneficial ownership within 60 days, including, without limitation, shares of our common stock subject to currently exercisable options.

(3)

Based solely upon the Schedule 13G/A filed January 23, 2024 with respect to ownership as of December 31, 2023, Blackrock, Inc. reported having sole voting power over 7,729,607 shares of common stock and sole dispositive power over 7,832,493 shares of common stock.

(4)

Based solely upon the Schedule 13G/A filed February 13, 2024 with respect to ownership as of December 29, 2024, The Vanguard Group reported having shared voting power over 54,339 shares of common stock, sole dispositive power over 5,369,825 shares of common stock and shared dispositive power over 108,313 shares of common stock.

(5)

Includes 55,138 shares of common stock owned by his spouse. Also includes 325,366 shares held by a GRAT for the benefit of Mr. Broughton’s children, for which Mr. Broughton retains the power of substitution. Does not include 190,000 shares held by TAB2, LLC and 300,000 shares held by TAB3, LLC, which are managed by a third party manager. Mr. Broughton disclaims beneficial ownership of common stock held by his spouse.

(6)

Includes shares underlying a vested option granted on October 15, 2018 to purchase up to 25,000 shares of common stock. Includes 43,215 shares owned by Tuder Family, LLC, a limited liability company of which the reporting person is a member and manager and 14,586 shares owned by Jackie Ray Tuder 2012 Irrevocable Trust of which the reporting person is the trustee.

(7)	Includes 2,500 shares owned by Mr. Filler’s spouse.

SERVISFIRST BANCSHARES, INC. – Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

(8)

Does not include 28,752 shares owned by Mr. Cashio’s adult daughter. Includes 102,000 shares of common stock held by Mr. Cashio’s spouse. Mr. Cashio disclaims beneficial ownership of all shares not directly owned by him. Mr. Cashio has pledged 51,628 shares to ServisFirst Bank as security for a loan and 112,000 shares to J.P. Morgan as security for a line of credit.

(9)	Mr. Smith has pledged 115,500 shares to ServisFirst Bank, as security for a line of credit.
(10)	Includes 60,000 shares of common stock held in trusts for the benefit of Mr. Rushing’s daughters.
(11)	Includes shares held through Mr. Abbott’s 401(k) account.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our Section 16 officers, directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. All of our Section 16 officers, directors and persons who own more than 10% of our common stock timely filed all reports during 2024, except that on May 23, 2024, Mr. Abbott filed a Form 4 reporting one transaction on February 21, 2023, and on June 5, 2024, Mr. Abbott filed a Form 4 reporting one transaction on May 20, 2024.

PROPOSAL 2: ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required under Section 14A of the Exchange Act, we provide our stockholders with an annual advisory vote on the compensation of our named executive officers. In 2017 and again in 2023, when considering the say on pay frequency, our stockholders approved an annual advisory vote. At the 2024 Annual Meeting, approximately 97.3% of the votes cast (which excludes broker non-votes) were in approval of the compensation program for our named executive officers.

Our Compensation Committee reviewed the results of the advisory vote from the 2024 Annual Meeting and did not implement any significant changes to our executive compensation as a result of the say-on-pay advisory vote. The Compensation Committee recognizes that effective practices evolve, and the Compensation Committee will continue to consider changes as needed to keep our compensation program for our named executive officers competitive and tightly linked to performance. See “Compensation Discussion and Analysis” for a detailed discussion of our compensation practices, philosophy and objectives for our named executive officers.

Consistent with our stockholders’ preference and prevailing demand, we expect to hold an advisory vote on the compensation of named executive officers every year. This year, we are asking stockholders to approve the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed in the Proxy Statement for the 2025 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

The advisory vote will not be binding on the Compensation Committee or the Board of Directors. However, they will carefully consider the outcome of the vote and take into consideration any specific concerns raised by investors when determining future compensation arrangements. Following the recommendation of our stockholders at our 2023 Annual Meeting, we will hold a say-on-pay vote at each annual meeting (until the next required vote of our stockholders regarding the frequency of say-on-pay vote that will occur at our 2029 Annual Meeting of Stockholders).

The Board of Directors Unanimously Recommends a Vote “FOR” the Resolution Approving the Compensation Paid to Our Named Executive Officers.

SERVISFIRST BANCSHARES, INC. – Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis (CD&A)

This CD&A describes our executive compensation objectives and philosophy. It also describes our compensation program and reviews the compensation outcomes for the year ended December 31, 2024. We are a bank holding company headquartered in Birmingham, Alabama. Our Bank, founded in 2005, provides commercial banking services through offices located in Alabama, Georgia, Florida, North Carolina, South Carolina, Tennessee and Virginia. We operate our Bank using a simple business model based on organic loan and deposit growth, generated through high quality customer service, delivered by a team of experienced bankers focused on developing and maintaining long-term banking relationships with our target customers. Our strategy focuses on operating a limited and efficient branch network with sizable aggregate balances of total loans and deposits housed in each branch office. We strive to translate this business model and strategy into higher profits for our stockholders. Our compensation program is intended to incentivize our named executive officers to pursue strategies and actions that promote both annual and longer-term value to stockholders, consistent with the intention of our business model.

Compensation Philosophy and Objectives

In order to recruit, retain and appropriately incentivize the most qualified and competent individuals as executive officers, we strive to maintain a compensation program that not only is competitive in our market but that also provides our Compensation Committee with the flexibility to determine incentive compensation using a commonsense approach. Our Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by us and the Bank, and which aligns executives’ interests with those of our stockholders by rewarding performance, with the ultimate objective of improving stockholder value.

To reward both short- and long-term performance in the compensation program and in furtherance of our compensation objectives noted above, our executive officer compensation philosophy includes the following principles:

Compensation should be related to performance. The Compensation Committee believes that a significant portion of an executive officer’s compensation should be tied not only to individual performance, but also the Company’s performance measured against both financial and non-financial goals and objectives.

Incentive compensation should represent a significant portion of an executive officer’s total compensation. The Compensation Committee is committed to providing competitive compensation that reflects our performance and that of the individual officer or employee.

Compensation levels should be competitive. The Compensation Committee reviews available data to ensure that our compensation is competitive with that provided by other comparable companies. The Compensation Committee believes that competitive compensation enhances our ability to attract and retain executive officers. Our Compensation Committee utilizes Aon for assistance in structuring our compensation program. Our Compensation Committee reviewed and approved a peer group for compensation purposes and utilized said peer group to inform decisions regarding compensation programs for our named executive officers for 2024.

Incentive compensation should balance short-term and long-term performance. The Compensation Committee seeks to achieve a balance between encouraging strong short-term annual results and ensuring our long-term viability and success. To reinforce the importance of balancing these perspectives, executive officers generally will be provided both short- and long-term incentives. Our Compensation Committee continued to utilize short-term and long-term compensation plans for its executives in 2024. All short-term compensation awards are performance-based, while long-term compensation awards are split between time-based restricted stock awards and performance-based performance shares.

SERVISFIRST BANCSHARES, INC. – Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Stockholder Approval of Say on Pay Proposal

At the 2024 Annual Meeting, approximately 97.3% of the votes cast (which excludes broker non-votes) approved the compensation of our named executive officers. The Compensation Committee did not implement any additional changes to our executive compensation as a result of the say-on-pay advisory vote. The Compensation Committee recognizes that effective practices evolve, and the Compensation Committee will continue to consider changes as needed to keep our executive compensation program competitive and tightly linked to performance.

Named Executive Officers

•	Thomas A. Broughton, III, President and Chief Executive Officer
•	Rodney E. Rushing, Executive Vice President and Chief Operating Officer
•	Henry F. Abbott, Senior Vice President and Chief Credit Officer
•	Edison K. Woodie, III, former Interim Chief Financial Officer
•	William M. Foshee, our former Executive Vice President and Chief Financial Officer
•	Kirk Pressley, our former Executive Vice President and Chief Financial Officer

On November 1, 2023, Mr. Foshee notified the Board he would retire from the position of Chief Financial Officer effective upon the filing of our Annual Report on Form 10-K for the year ended December 31, 2023. On November 1, 2023, the Board appointed Mr. Pressley to succeed Mr. Foshee as Chief Financial Officer following Mr. Foshee’s retirement, and Mr. Pressley assumed that role on March 1, 2024.

On October 21, 2024, Mr. Pressley notified the Board he would resign from the positions of Chief Financial Officer and Executive Vice President, effective October 31, 2024. The Board appointed Mr. Woodie to succeed Mr. Pressley as interim Chief Financial Officer on October 31, 2024, a role he served until the David Sparacio assumed the role of Executive Vice President and Chief Financial Officer on March 3, 2025 after the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

As Mr. Woodie was serving as interim Chief Financial Officer and Mr. Foshee retired in March 2024, they did not participate in the compensation program on the same basis as our named executive officers have historically participated. We expect to return to traditional named executive office compensation arrangements for the year ending December 31, 2025 and beyond. Portions of the following CD&A section omit discussion of Mr. Woodie and Mr. Foshee’s compensation, but full details regarding their arrangements can be found in the compensation tables that follow this CD&A section.

Each of our named executive officers also held the same position with the Bank during fiscal 2024. In accordance with Rule 3b-7 under the Exchange Act, our Board and management considered whether any of the other officers of the Bank should be included as a named executive officer of ServisFirst. With the exception of Mr. Pressley during 2023, the Bank’s other officers did not serve in policy making roles. All of our policy making functions are handled by officers of ServisFirst. Therefore, with the exception of Mr. Pressley during 2023, we have not included any of our Bank officers as named executive officers.

All of our executive officers are employees of the Bank for payroll and tax purposes. Because both the Compensation Committee and the Bank compensation committee consist of the same persons, as do both Boards of Directors, references herein to “our” or “the” Compensation Committee will be deemed to refer to our Compensation Committee and/or the Bank’s compensation committee, as applicable.

2024 Business Results

●	Net income available to common stockholders was $227.2 million for 2024, a 9.9% increase from net income of $206.8 million in 2023.
●	Diluted earnings per share were $4.16 for 2024, a 9.8% increase over 2023.
●	Ending deposits of $13.5 billion increased $270 million, or 2.0%, from 2023.
●	Ending loans of $12.6 billion increased $947 million, or 8.1%, from 2023.
●	Net interest income of $446.7 million in 2024 increased 8.7% from 2023.

SERVISFIRST BANCSHARES, INC. – Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

●	Net interest margin of 2.82% in 2024 increased one basis point from 2.81% in 2023.

2024 Compensation Objectives

During 2024, our Compensation Committee continued to use Aon as an independent compensation consultant to conduct a compensation review for our named executive officers. This review follows our prior engagements of Aon to conduct comprehensive reviews in 2020, 2022 and 2023. The objectives for our compensation program, along with the measures utilized to achieve such objectives, are set forth in the table below.

Compensation Program Objective	Applicable Compensation Measures
Mix of pay elements reflects current market practice	● Annual time-based and performance-based equity grants ● Performance-based annual incentive plan for short-term compensation

Increase executive pay levels to be more in line with market peer median, in order to attract and retain key talent	● Increased base salaries of named executive officers ● Awarded time-based restricted stock awards ● Annual incentive plan for short-term compensation

Emphasize performance-based and at-risk pay elements	● Performance-share grants with vesting based on 3-year TSR performance compared with a peer group ● Annual incentive plan with defined performance goals for short-term compensation

Allocation of Compensation Elements – Pay for Performance

The following charts illustrate the target percentage of base salary, annual short-term cash incentives and long-term equity-based incentives of our Chief Executive Officer and each Named Executive Officer:

(1) Excludes Mr. Abbott and Mr. Woodie.

The following charts illustrates the target allocation between time-based restricted stock and performance shares under our long-term equity-based incentives of our Chief Executive Officer and each Named Executive Officer:

(1) Excludes Mr. Abbott and Mr. Woodie.

Equity Grant Timing Practices

Our Compensation Committee typically meets during the first quarter following the end of each calendar year to review the performance of the Company and the executives of the Company and the Bank. At these meetings, all compensation recommendations are made, including recommendations regarding adjustments to the annual base salaries of the executive officers, if any, as well as determination of payouts under our annual incentive plan. To the extent the Compensation Committee approves new equity-based awards for employees (including NEOs) during the first fiscal quarter of a year, the grant date of such awards is typically the day of such meeting. Our Compensation Committee does not take material nonpublic information into account when determining the timing and terms of equity awards, nor does the Company time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. The Company currently does not grant stock options.

Role of Compensation Committee

The Compensation Committee is responsible for the design, implementation and administration of the compensation programs for our executive officers and directors. The Compensation Committee completed the following actions relative to 2024 executive compensation:

•	Reviewed and approved base salary increases for 2024.

•	Reviewed and approved the 2024 peer group (the “2024 Peer Group”).

SERVISFIRST BANCSHARES, INC. – Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

•	Reviewed and approved the adoption of 2024 performance objectives under the annual incentive plan.

•	Reviewed and approved 2024 equity grants, including the number of shares of time-based restricted stock and performance shares, and the vesting criteria related to the performance shares.

•	Reviewed contractual arrangements for named executive officers.

•	Reviewed the Company’s compensation philosophy.

•	Determining achievement of relative performance for performance share awards vesting in 2024 based upon Company TSR over a 3-year period as compared to the 2022 peer group (the “2022 Peer Group”).

•	Reviewed and approved the satisfaction of 2024 performance objectives under the annual incentive plan and payment of awards thereunder.

No executive officers of the Company make any recommendations to the Compensation Committee or participate in any way regarding the compensation of other executive officers, other than our President and Chief Executive Officer, Mr. Broughton. The Compensation Committee consults with Mr. Broughton to gain a better insight into the performance of the executive team as a basis for the Compensation Committee’s determinations regarding executive compensation. While the Compensation Committee consults with Mr. Broughton, the Compensation Committee makes its decisions independently. Mr. Broughton does not participate in discussions of his compensation.

Role of Compensation Consultant

As permitted by the Compensation Committee charter, the Compensation Committee periodically engages an independent outside compensation consultant to advise the Compensation Committee on executive compensation matters. The Compensation Committee continued to use Aon to provide executive compensation consulting services in 2024. Pursuant to the terms of its retention, Aon reported directly to the Compensation Committee, which retains sole authority to select, retain, terminate, and approve the fees and other retention terms of its relationship with Aon.

With respect to compensation matters related to 2024, Aon assisted the Compensation Committee with the following:

•	A review of named executive officer and director compensation.

•	The evaluation of its incentive programs for 2024.

•	The compilation of the 2024 Peer Group.

•	determining achievement of relative performance for performance share awards vesting in 2024 based upon Company TSR over a 3-year period as compared to the 2022 Peer Group.

•

the preparation of its compensation disclosures as required under Regulation S‑K with respect to this proxy statement including this Compensation Discussion and Analysis and associated tables and disclosures included herein by reference.

The Compensation Committee evaluated Aon’s analysis and recommendations alongside other factors when making compensation decisions affecting our 2024 executive compensation.

In 2024, the Compensation Committee reviewed its relationship with Aon. Considering all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act, the Compensation Committee determined that it is not aware of any conflict of interest that has been raised by the work performed by Aon.

Elements of our Compensation Program

The following table outlines the major elements of 2024 total compensation for our executives:

SERVISFIRST BANCSHARES, INC. – Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Compensation Element	Description and Purpose	Link to Performance	Fixed/ Performance Based	Short/Long- Term
Base Salary	Helps attract and retain executives through periodic payments of market-competitive base pay.	Based on individual performance, experience, and scope of responsibility. Used to establish cash and equity incentive award opportunities.	Fixed	Short-Term

Annual Short-Term Incentives	Encourages achievement of financial performance metrics that create near‑term stockholder value.	Ties the executive’s compensation directly to factors that we believe are important to the success of the Company.	Performance Based	Short-Term

Performance metrics include loan growth, deposit growth and earnings per share. Loan and deposit growth is integral to the future success of the Company, while earnings per share aligns executive pay with overall Company success.

Annual short-term incentives are paid in cash.

Long-Term Equity Incentive Awards	Aligns long-term interests of executives and stockholders while creating a retention incentive through multi-year vesting.	Restricted stock awards are time‑vested over three years. Performance share awards are determined based on Company TSR over a 3-year period as compared to the custom 2024 Peer Group.	Fixed & Performance Based	Long-Term

Change in Control Agreements	Provides protection to our named executive officers in the event we are subject to a change in control.	-	Fixed	Long-Term

Endorsement Split-Dollar Agreements	Bank-owned life insurance on Messrs. Broughton and Rushing. Designed to provide a long‑term retention incentive for the named executives, along with generating a favorable return for the Bank.	-	Fixed	Long-Term

Other Compensation	Limited perquisites and health and welfare benefits on the same basis as other employees.	-	Fixed	-

Key Compensation Policies and Supplemental Information

Clawback Policy: In the event the Company is required to restate financial results, the Compensation Committee may adjust future compensation, cancel outstanding stock or performance-based awards, or seek recoupment of previous awards from Company officers.

Significant Executive Investment in Company Stock: Long-term stock ownership is deeply engrained in our culture, and it reflects our Board’s strong commitment to the Company’s success. For more information, see “Corporate Governance—Governance Practices—Stock Ownership of Board and Executives.”

Restrictions on Hedging or Pledging Company Stock: Executive officers and directors of the Company are not permitted to use options, contracts or other arrangements to hedge their holdings of Company stock. They also are prohibited from pledging Company stock as security for loans without approval from our Insider Trading Compliance Officer. Historically, our Insider Trading Compliance Officer has approved limited pledging arrangements in order to allow our executive officers to retain their Company stock in light of our stock’s strong market performance since our initial public offering in 2014.

SERVISFIRST BANCSHARES, INC. – Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Peer Group Benchmarking

For 2024 compensation determinations, the Compensation Committee (with assistance from its independent compensation consultant Aon), selected a benchmark group of publicly-traded financial institutions to use in assessing the compensation of our executive officers and directors. The peer group data is used by our Compensation Committee as information about pay levels and practices of similarly-sized financial institutions in the areas we compete for key talent. This information guides our Compensation Committee in providing a competitive level of total compensation to our executive officers while also maintaining “common sense” flexibility where necessary.

Our Compensation Committee selected a peer group to use for 2024 based on a balanced assessment of the following criteria:

●	Total Assets between $10.0 - $30.0 billion;

●	Generally located within a top 300 metropolitan areas;

●	Not located in the Mountain Pacific or Northeast regions;

●	Commercial lending focus;

●	Excludes companies being acquired and recent mutual conversions; and

●	Individual consideration given for business model compatibility.

Our Compensation Committee also utilized a proprietary database from Aon when making compensation determinations for our Chief Credit Officer, Mr. Abbott. The 2024 Peer Group included the following companies:

Company Name	State
Bank OZK	AR
Ameris Bancorp	GA
Atlantic Union Bankshares Corporation	VA
Independent Bank Group, Inc.	TX
Trustmark Corporation	MS
Wesbanco, Inc.	WV
First Financial Bancorp.	OH
TowneBank	VA
International Bancshares Corporation	TX
WSFS Financial Corporation	DE
Provident Financial Services, Inc.	NJ
Sandy Spring Bancorp, Inc.	MD
First Busey Corporation	IL
Enterprise Financial Services Corp.	MO
First Financial Bankshares, Inc.	TX
Eagle Bancorp, Inc.	MD
Veritex Holdings, Inc.	TX
First Foundation Inc.	TX
Renasant Corporation	MS
First Merchants Corporation	IN
Seacoast Banking Corporation of Florida	FL
Stellar Bancorp, Inc.	TX

SERVISFIRST BANCSHARES, INC. – Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

When determining compensation for our executive officers for 2024, our Compensation Committee considered the median range of total compensation and components of compensation for the comparable roles within the 2024 Peer Group companies. As discussed above, our Compensation Committee did not seek to set compensation at specific target levels as compared to the 2024 Peer Group. Instead, our Compensation Committee used the information provided by the 2024 Peer Group to assess compensation levels and to provide a competitive level of total compensation for our executives.

Annual Base Salary

Our Compensation Committee endeavors to establish base salary levels for executives that are consistent and competitive with those provided for similarly situated executives of other similar financial institutions, taking into account each executive’s areas and level of responsibility.

Each of our named executive officers received an increase in their base salaries for 2024, effective as of their work anniversary date. The 2024 base salary increases are intended to continue the process of aligning our named executive officer salaries with those of our peers, but we note that the increases were not sufficient to bring any of these salary figures to the median of the 2024 Peer Group salary range.

The following table sets forth changes to base salaries during the year ended December 31, 2024:

Named Executive Officer(1)	2023 Annual Base Salary	2024 Annual Base Salary	%
Thomas A. Broughton, III	$721,000	$746,000	3.5%
Rodney E. Rushing	425,000	475,000	11.8%
Henry F. Abbott	239,000	247,000	3.3%
Kirk Pressley	361,000	374,000	3.6%

___________________

(1)	Please see the compensation tables that follow this CD&A section for information on Mr. Woodie’s and Mr. Foshee’s base salaries.

Annual Incentive Compensation

In 2021, our Board and Compensation Committee adopted an annual incentive plan administered by the Compensation Committee. The adoption of a performance-based annual incentive plan accomplished two goals: (1) tied short-term compensation for our named executive officers to specific Company performance metrics; and (2) provided a mechanism for delivery of additional cash compensation to our named executive officers in a manner that is recognized as a best practice in the market. The annual incentive plan provides a framework for annual or short-term cash incentive award opportunities for our executive officers and key employees. Prior to or shortly after the beginning of each performance period, our Compensation Committee establishes the specific performance goals and designates each participant’s target award under the plan.

SERVISFIRST BANCSHARES, INC. – Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

The following table sets forth the target award under the annual incentive plan for the year ended December 31, 2024:

Named Executive Officer(1)	Target Award (as a % of base salary)	Target Award ($)
Thomas A. Broughton, III	105%	$783,300
Rodney E. Rushing	75%	356,250
Henry F. Abbott	50%	123,500
Kirk Pressley	50%	187,000

___________________

(1)	Neither Mr. Woodie nor Mr. Foshee were participants in the annual incentive plan during the year ended December 31, 2024.

Performance Objectives

Our Compensation Committee utilized three performance objectives for the 2024 annual incentive plan: earnings per share, loan growth and deposit growth. Loan growth and deposit growth are important factors for our success, particularly in the current environment of elevated interest rates and increased deposit competition, so thirty percent (30%) of the total performance objective was weighted to loan growth and twenty percent (20%) of the total performance objective was weighted to deposit growth. Our Compensation Committee allocated fifty percent (50%) of the annual incentive to earnings per share in order to incentivize our named executive officers to work towards results that directly benefit our stockholders in the near term. A credit quality modifier consisting of the ratio of nonperforming assets to total assets was utilized because credit quality is an important component of our success and financial performance.

The following table sets forth the assigned weight for each performance objective for our 2024 annual incentive plan, and the threshold, target and maximum performance level for each objective, along with our 2024 actual performance:

		2024 Performance Levels
		50%	100%	150%
Performance Objective	Overall Weight	Threshold	Target	Maximum	2024 Actual
Earnings Per Share	50%	$4.20	$4.34	$4.40	$4.16
Loan Growth	30%	8%	10%	12%	8.1
Deposit Growth	20%	7%	9%	11%	2.0%

The Compensation Committee believes that at the time of their establishment, the goals represented strong levels of achievable performance based on the Company’s business outlook, factors impacting the banking industry, estimated general economic conditions, and the Company’s 2024 budget.

Credit Quality Modifier and Discretionary Adjustments

The following table sets forth the potential reduction based upon the ratio of nonperforming assets to total assets, along with the ratio actually achieved for 2024:

Credit Quality Modifier	No Adjustment	50% Reduction	75% Reduction	100% Reduction	2024 Actual
NPAs/Total Assets	<1.50%	1.50%	1.75%	2.00%	0.34%

Our Compensation Committee retains authority to make discretionary adjustments to awards under our annual incentive plan where performance or the particular business environment warrant.

SERVISFIRST BANCSHARES, INC. – Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Annual Incentive Plan Award Opportunities

The Compensation Committee established the annual incentive plan award opportunities for our named executive officers as a percentage of base salary. Target award opportunities were designed to provide for total cash compensation that rewards executives for successful achievement of loan growth, deposit growth and earnings per share while being competitive with total cash compensation among our peers.

The following table sets forth the potential annual incentive award payments, expressed as a percentage of base salary:

Named Executive Officer	Threshold as a % of Base Salary (%)	Threshold Incentive Payment ($)	Target as a % of Base Salary (%)	Target Incentive Payment ($)	Maximum as a % of Base Salary (%)	Maximum Incentive Payment ($)
Thomas A. Broughton, III	52.5%	$391,650	105%	$783,300	157.5%	$1,174,950
Rodney E. Rushing	37.5	178,125	75	356,250	112.5	534,375
Henry F. Abbott	25	61,750	50	123,500	75	185,250
Kirk Pressley	25	93,500	50	187,000	75	280,500

Threshold, target and maximum incentive payments in the table above are based on base salaries effective at year-end 2024, and do not take into effect the Credit Quality Modifier described above.

Annual Incentive Plan Award Payouts

The payout level under our annual incentive plan in 2024, based on actual results of the three performance objectives, was 15.9% of the target payout level.

The Company maintained exceptional credit quality during 2024 with a nonperforming assets to total assets ratio of 0.34%, significantly below the first adjustment threshold of 1.50%. The Company achieved moderate loan growth for the year ended December 31, 2024, achieving growth of 8.1%, or the amount necessary to attain the threshold performance level. Earnings per share were $4.16, below the threshold level of $4.20. Deposit growth was 2.0%, below the threshold level of 7.0%. This performance is reflected in each of our named executive officers’ total compensation for the year ended December 31, 2024, which is generally consistent with or below each of the prior two years.

The 2024 year presented significant challenges for the banking industry that impacted earnings per share, loan growth and deposit growth. During 2023, despite the high levels of deposit competition in the industry, the Company had significant growth in deposits. This growth resulted in several high-cost relationships in 2023 and 2024. During 2024, the Company intentionally reduced several of the high-cost relationships, which impacted the deposit growth metric. During 2024, the Company’s loan growth of 8.1% greatly exceed the industry average of approximately 2.0%. Additionally, bank failures in the spring of 2023 caused the Federal Deposit Insurance Corporation to make special assessments on financial institutions, including ours, which impacted the earnings per share metric during 2024. Furthermore, during 2024, the Company elected to establish a reserve related to Hurricane Helene and leave it in place in light of Hurricane Milton in the later part of the year, which further impacted the Company’s earnings per share metric.

The Compensation Committee and Board credit our named executive officers for our results despite the challenges describe above and determined to issue discretionary bonuses. The results, achievements and factors the Compensation Committee and Board considered in granting the discretionary bonuses include our named executive officers’ having navigated the challenges during 2024 described above, maintaining consistent deposits in a time of increased deposit competition and a deposit rationalization program, loan growth significantly exceeding industry averages, and the impact of unique items on earnings per share for the performance period. Accordingly, our Board elected to exercise its discretion to award each of our named executive officers a discretionary bonus equaling $375,455 for Mr. Broughton, $168,356 for Mr. Rushing and $50,364 for Mr. Abbott.

SERVISFIRST BANCSHARES, INC. – Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

The total award amounts for 2024 were 17.4% lower than the total award amounts in 2023 for Mr. Broughton, 11.8% lower for Mr. Rushing and 26.8% lower for Mr. Abbot. The total combined award amounts across the annual incentive plan and the discretionary awards for each named executive officer remained below each named executive officer’s target payout level.

The following table sets forth the actual awards (including the discretionary bonus), award as a percentage of the target award, and award as percentage of base salary:

Named Executive Officer	2024 Award ($)	Award as % of Target(1)	Award as % of Base Salary(1)
Thomas A. Broughton, III	$500,000	63.8%	67.0%
Rodney E. Rushing	225,000	63.2	47.4
Henry F. Abbott	70,000	56.7	28.3

(1)	Percentages are rounded to the nearest tenth of a percent.

Equity-Based Incentive Compensation

Our Compensation Committee makes annual equity grants to our named executive officers in order to be competitive with market best practices, to align executives with stockholders and to address potential retention concerns. Time-based restricted stock awards are intended to aid in retention of our named executive officers, while performance share awards reward our named executive officers for delivering high total shareholder returns when compared against our peer companies.

The following table shows the grants of time-based restricted stock and performance shares during 2024:

Named Executive Officer	Time-based Restricted Stock (#)	Target Value of 2024 Restricted Stock Award ($)	Target Performance Shares (#)	Target Value of 2024 Performance Shares ($)	Total Target Award Value ($)
Thomas A. Broughton, III	5,744	$391,650	5,768	$391,650	$783,300
Rodney E. Rushing	1,742	118,750	1,749	118,750	237,500
Kirk Pressley	1,371	93,500	1,377	93,500	187,000

___________________

(1)	Neither Mr. Abbot, Mr. Woodie nor Mr. Foshee received equity-based incentive compensation during the year ended December 31, 2024.

Annual equity-based incentive awards are composed 50% of time-based restricted stock grants and 50% of performance-based performance shares. The time-based restricted stock vests one-third per year on the first three anniversaries of the grant date, provided that the executive remains employed through the applicable vesting date. The performance shares represent the opportunity to earn shares of our common stock after a three-year performance period, subject to the executive’s continued employment through the end of the performance period.

The number of performance shares earned will be determined by reference to the Company’s TSR relative to the 2024 Peer Group over the performance period commencing on January 1, 2024 and ending on December 31, 2026 (the “Performance Period”).

Depending on our TSR percent rank relative to the 2024 Peer Group, our named executive officers may earn between 0% and 150% of the target number of performance shares set forth in the above table corresponding to the Company’s attainment of the TSR percent rank relative to the 2024 Peer Group as set forth in the table below on the last day of the Performance Period. The named executive officers will receive shares of our common stock with respect to the number of earned performance shares.

SERVISFIRST BANCSHARES, INC. – Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Performance Level	Company Percent Rank Relative to 2024 Peer Group	Number of Performance Shares Earned
Threshold	35th Percentile	50% of Target
Target	50th Percentile	100% of Target
Maximum	75th Percentile	150% of Target

The percentage of performance shares earned if our TSR Percent Rank Relative to the 2024 Peer Group is between threshold and target or between target and maximum will be determined by linear interpolation. Notwithstanding the foregoing, if our TSR at the end of the Performance Period is negative, then the maximum number of performance shares that can be earned is the target number of performance shares, regardless of how our TSR compares to the 2024 Peer Group at the end of the Performance Period. This mechanism is intended to prevent our named executive officers from receiving more than the target number of performance shares if our TSR at the end of the Performance Period is negative, even if such TSR exceeds 50% of our 2024 Peer Group.

As of December 31, 2024, the Company’s TSR percent rank relative to the 2024 Peer Group equaled the 100th percentile, which, if maintained through the end of the 2024 Performance Period, would entitle our named executive officers to 150% of the target 2024 performance shares awarded.

2023 Performance Share Award Performance

The performance share awards granted to our named executive officers during 2023 remain outstanding. The number of performance shares earned will be determined by reference to the Company’s TSR relative to the peer group of companies selected in 2023 (the “2023 Peer Group”) over the performance period commencing on January 1, 2023 and ending on December 31, 2025 (the “2023 Performance Period”).

Depending on our TSR percent rank relative to the 2023 Peer Group, our named executive officers may earn between 0% and 150% of the target number of performance shares granted in 2023 depending on the Company’s attainment of the TSR percent rank relative to the 2023 Peer Group on the last day of the 2023 Performance Period. As of December 31, 2024, the Company’s TSR percent rank relative to the 2023 Peer Group equaled the 90th percentile, which, if maintained through the end of the 2023 Performance Period, would entitle our named executive officers to 150% of the target 2023 performance shares awarded.

The 2023 benchmark peer group used to determine 2023 performance share awards and assess the Company’s TSR performance is the same 2023 Peer Group previously identified.

2022 Performance Share Award Performance

In January 2025, our Compensation Committee reviewed the achievement levels of the 2022 performance share awards with the assistance of our compensation consultant. The number of performance shares earned were determined by reference to the Company’s TSR relative to the 2022 peer group over the performance period commencing on January 1, 2022 and ending on December 31, 2024 (the “2022 Performance Period”). Depending on our TSR percent rank relative to the 2022 Peer Group, our named executive officers could have earned between 0% and 150% of the target number of performance shares awarded to them under the 2022 performance share awards. The Compensation Committee, with the assistance of our compensation consultant, determined that the Company’s TSR percent rank relative to the 2022 Peer Group equaled the 100th percentile, which resulted in issuance of 150% of the target 2022 performance shares, and awarded Mr. Broughton 12,399 performance shares, Mr. Rushing 3,280 shares and Mr. Foshee 2,974 shares in January 2024. The issuance of these performance shares is shown below in the “Option Exercises and Stock Vested” table.

SERVISFIRST BANCSHARES, INC. – Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

The 2022 benchmark peer group used to determine 2022 performance share awards and assess the Company’s TSR performance is the same 2022 Peer Group previously identified, except that it excludes Lakeland Bancorp, which merged with Provident Financial Services, Inc. in May 2024.

Change in Compensation Structure for 2025

Annual Base Salary. Our compensation committee approved base salary increases for each of our named executive officers, effective as of their work anniversary date. The base salaries of our named executive officers remain below the peer group median values from the most recent study. Increase percentages for 2025 are within the range of increases provided to employees more broadly in the Company.

Named Executive Officer(1)	2024 Annual Base Salary	2025 Annual Base Salary	% Change
Thomas A. Broughton, III	$746,000	$785,000	5.2%
Rodney E. Rushing	475,000	490,000	3.2%
Henry F. Abbott	247,000	256,000	3.6%

___________________

(1)

Mr. Woodie’s base salary for 2025 has not been determined. Mr. Foshee retired from the position of Chief Financial Officer on February 29, 2024 and Mr. Pressley resigned from the position of Chief Financial Officer on October 31, 2024 and, accordingly, no base salary information for 2025 is shown.

Severance and Change in Control

As of February 25, 2021, we entered into Change in Control Agreements with each of our named executive officers based upon our determination that financial institutions in the markets we operate routinely enter into change in control agreements with their executives. Each of these agreements provides the officer with certain employment protections for a two-year period following a change in control of the Company (the “Protected Period”). The Change in Control Agreements are “double-trigger” agreements, meaning that an executive’s employment must be terminated during the Protected Period in order to receive benefits under the agreement. If the officer’s employment is terminated during the Protected Period without Cause or by the officer with Good Reason (as those terms are defined in the Change in Control Agreements), the officer would be entitled to receive, among other benefits: (1) a cash severance payment equal to a specific multiple 2.99x for Mr. Broughton, 2x for Messrs. Rushing, Foshee and Pressley, 1.5x for Mr. Abbott and 1x for Mr. Woodie of the sum of (a) the officer’s base salary at the time of termination, and (b) the average cash bonus paid to the officer over the prior three years; and (2) a pro-rata bonus for the fiscal year in which the termination occurs. Each of the named executive officers would also be entitled to receive a lump sum cash payment equal to 18 months’ worth of COBRA premiums, based on the officer’s then-current coverage elections. In addition, certain pre-change in control terminations will be deemed to constitute change in control terminations if such terminations occur at the request or direction of a person who has entered into an agreement that would constitute a change in control upon consummation, or in connection with or anticipation of a change in control transaction with such person, subject to certain conditions. See “Executive Compensation — Potential Payments Upon Termination or Change in Control” for more information.

As a condition to receipt of any of the payments or benefits described in the Change in Control Agreements, each named executive officer would be required to execute a standard separation and release agreement containing a release of all claims, if any, against the Company within a 45-day period following the officer’s termination date. Each named executive officer would also be subject to certain confidentiality, non-competition and non-solicitation obligations and receipt of payments and benefits would be subject to the officer’s continued compliance with such obligations. Our officers agree to maintain the confidentiality of our confidential information. For a period of six months following such officer’s termination date, each of our officers has agreed to not engage in similar activities within a sixty (60) mile radius of any Company office, and has further agreed to not solicit any Company employees or customers for a period of one year following such officer’s termination date.

SERVISFIRST BANCSHARES, INC. – Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Our officers would not be entitled to any tax gross-ups for excise taxes that may be triggered under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended. However, our officers are entitled to receive the “best net” treatment, which means that if the total of all change in control payments due such officer exceeds the threshold that would trigger the imposition of excise taxes, the officer will either (1) receive all payments and benefits due and the officer will be responsible for paying all such taxes or (2) have such payments and benefits reduced such that imposition of the excise tax is no longer triggered, depending on which method provides the officer with the better after-tax result.

Each Change in Control Agreement has an initial term of five (5) years from execution through December 31, 2025, but is subject to additional five year “evergreen” renewal periods unless we provide written notice to the officer by June 30 of the final year in the then current term.

Our Stock Incentive Plan also allows for the accelerated vesting of equity awards in the event of a change in control. In general, under this Plan a “change in control” means a reorganization, merger or consolidation of the Company or the Bank with or into another entity where our stockholders before the transaction own less than 50% of our combined voting power after the transaction, a sale of all or substantially all of our assets or a purchase of more than 50% of the combined voting power of our outstanding capital stock in a single transaction or a series of related transactions by one “person” (as that term is used in Section 13(d) of the Exchange Act) or more than one person acting in concert.

Compensation Committee Report

The Compensation Committee of the Board of Directors of ServisFirst Bancshares, Inc. has reviewed and discussed the Compensation Discussion and Analysis for the Company for the year ended December 31, 2024 with management. In reliance on the reviews and discussions with management, the Compensation Committee recommended to the Board of Directors, and the Board of Directors has approved, that the Compensation Discussion and Analysis be included in the required Company filings with the SEC, including the Proxy Statement for the 2025 Annual Meeting of Stockholders.

The Compensation Committee Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the SEC that incorporates by reference all or any portion of this Proxy Statement.

Submitted by the Compensation Committee:

Hatton C.V. Smith, Chairman

J. Richard Cashio
James J. Filler

Christopher J. Mettler

SERVISFIRST BANCSHARES, INC. – Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Compensation Tables

Summary Compensation Table

The following table sets forth the aggregate compensation paid by us or the Bank to our named executive officers:

Name and Principal Position Held	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards	Non-Equity Incentive Plan Comp(3)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings	All Other Compensation(4)		Total
		($)	($)	($)	($)	($)	($)	($)		($)
Thomas A. Broughton, III	2024	746,000	375,455	783,300	-	124,545	-	63,728	(5)	2,093,028
President and Chief	2023	721,000	264,968	757,050	-	340,673	-	56,297		2,139,984
Executive Officer	2022	700,000	67,500	691,000	-	1,102,500	-	51,554		2,612,554
Rodney E. Rushing	2024	475,000	168,356	237,500	-	56,644	-	43,904		981,404
EVP and Chief	2023	425,000	111,563	200,000	-	143,438	-	39,277		919,278
Operating Officer	2022	400,000	50,000	188,151	-	300,000	-	35,975		974,126
Henry F. Abbott	2024	247,000	50,364	65,120	-	19,637	-	42,244		424,365
SVP and Chief Credit	2023	239,000	41,825	-	-	53,775	-	34,080		368,680
Officer	2022	232,000	1,000	42,330	-	174,000	-	28,518		477,848
Edison K. Woodie, III	2024	225,000	70,000	-	-	-	-	27,467		322,467
Former Interim Chief Financial Officer
William M. Foshee	2024	64,505	-	-	-	-	-	20,917		85,422
Former EVP and Chief	2023	361,000	63,175	180,500	-	81,225	-	40,731		726,631
Financial Officer	2022	350,000	500	164,592	-	262,500	-	36,511		814,103
Kirk Pressley	2024	305,758	-	187,000	-	-	-	187,832		680,590
Former EVP and	2023	198,319	109,000	448,800	-	-	-	-		756,119
Chief Financial Officer

___________________

(1)	Reflects the upward discretionary adjustment under the Annual Incentive Plan as discussed above under Annual Incentive Plan Award Payouts.
(2)	Amounts shown represent the grant date fair value of the grants of restricted stock under our 2009 Amended and Restated Stock Incentive Plan in accordance with FASB ASC Topic 718 of awards made during 2024. Please refer to Note 13 (Employee and Director Benefits) in our 2024 Annual Report on Form 10-K for a discussion of the assumptions used to calculate this amount. Awards that are subject to performance conditions are included in the Summary Compensation Table assuming that target level performance conditions will be achieved. The following table summarizes the value of the awards subject to performance conditions at the grant date assuming that the highest level of performance conditions is achieved. Note that fractional shares do not vest until such fractional shares total a full share:

Name	Grant Date Fair Value of Stock Awards; Highest Level of Performance Conditions Achieved ($)
Thomas A. Broughton, III	$587,471
Rodney E. Rushing	178,101
Henry F. Abbott	-
Edison K. Woodie, III	-
William M. Foshee	-
Kirk Pressley	140,281

(3)	Represents amount awarded under our annual incentive plan. See Compensation Discussion & Analysis: Annual Incentive Compensation for additional information regarding amounts earned in 2024.
(4)	The amounts in this column include the following for 2024:

Name	Car Allowance	Country Club Allowance	Healthcare Premiums	Employer Contributions to 401(k) Plan	Group Life and Long-Term Disability Insurance Premiums	Imputed Income for Endorsement Split-Dollar Agreement	Separation Pay
Thomas A. Broughton, III	$9,000	$10,380	$16,826	$13,800	$1,362	$12,360
Rodney E. Rushing	9,000	-	16,826	11,646	1,362	5,070
Henry F. Abbott	5,400	6,200	19,020	10,264	1,340	-
Edison K. Woodie, III	-	-	16,826	9,422	1,219	-
William Foshee	2,800	-	2,804	8,400	227	6,646
Kirk Pressley	7,500	-	15,257	13,800	1,275	-	$150,000

(5)	Mr. Broughton’s spouse travels with him on business trips using the Company aircraft from time to time. The Company has determined that Mrs. Broughton’s travel results in no additional incremental cost to the Company

SERVISFIRST BANCSHARES, INC. – Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Grants of Plan-Based Awards for Fiscal 2024

The following table summarizes each named executive officer’s 2024 annual incentive plan opportunity under the heading Estimated Future Payouts Under Nonequity Incentive Plan Awards. Actual annual incentive plan amounts earned are set forth in the Summary Compensation Table. See “Compensation Discussion and Analysis - Annual Incentive Compensation” for additional information regarding 2024 objectives and performance.

The table also reflects equity incentive opportunities granted to our named executive officers in 2024. The threshold, target and maximum number of performance share awards are summarized under the heading Estimated Future Payouts under Equity Incentive Awards, while the heading All Other Stock Awards reflects time-based restricted stock awards. Our named executive officers did not receive stock option awards during fiscal 2024. See Compensation Discussion and Analysis: Equity-Based Incentive Compensation for additional detail.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Thomas A. Broughton, III	1/29/24	$391,650	$783,300	$1,174,950					-
	1/29/24				2,884	5,786	8,652		$391,650	(4)
	1/29/24							5,744	391,650
Rodney E. Rushing	1/29/24	178,125	356,250	534,375					-
	1/29/24				875	1,749	2,623		118,750	(4)
	1/29/24							1,742	118,750
Henry F. Abbott	1/29/24	61,750	123,500	185,250					-
	5/20/24							1,000	65,120
Edison K. Woodie, III	-	-	-	-	-	-	-	-	-
William M. Foshee	-	-	-	-	-	-	-	-	-
Kirk Pressley	1/29/24	93,500	187,000	280,500					-
	1/29/24				689	1,377	2,066		93,500	(4)
	1/29/24							1,371	93,500

(1)

Represents potential cash payments under our annual incentive compensation program for performance during the year ended December 31, 2024. The 2024 annual incentive opportunity consisted of three performed factors: earnings per share, loan growth and deposit growth. Potential awards may be subject to reduction due to a credit quality modifier.

(2)	Represents performance-based share awards granted in 2024 under our equity incentive program.
(3)	Represents time-based restricted stock granted in 2024.
(4)	Grant date fair value of 2024 performance share awards assuming target performance.

SERVISFIRST BANCSHARES, INC. – Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Outstanding Equity Awards at 2024 Fiscal Year-End

The below table details all outstanding equity awards as of December 31, 2024. All equity awards identified below were granted under our 2009 Amended and Restated Stock Incentive Plan.

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of Securities underlying unexercised options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option exercise price ($)	Option expiration date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Thomas A. Broughton, III	-	-	-	-	-	5,744	(2)	$486,747	-		-
	-	-	-	-	-	3,441	(3)	291,562	-		-
	-	-	-	-	-	1,447	(4)	122,619	-		-
	-	-	-	-	-	-		-	8,652	(5)	$733,171
	-	-	-	-	-	-		-	8,078	(6)	684,530
	-	-	-	-	-	-		-	4,569	(7)	389,465
Rodney E. Rushing	-	-	-	-	-	1,742	(8)	147,617	-		-
	-	-	-	-	-	909	(9)	77,000	-		-
	-	-	-	-	-	394	(10)	33,388	-		-
	-	-	-	-	-	-		-	2,623	(11)	222,273
	-	-	-	-	-	-		-	2,135	(12)	180,878
	-	-	-	-	-	-		-	1,244	(13)	105,417
Henry F. Abbott	-	-	-	-	-	1000	(14)	84,740	-		-
						500	(15)	42,370	-		-
						500	(16)	42,370	-		-
Edison K. Woodie, III(17)	-	-	-	-	-	-		-	-		-
William M. Foshee (18)	-	-	-	-	-	-		-	-		-
Kirk Pressley(19)	-	-	-	-	-	-		-	-		-

___________________

(1)	The market value is based on $84.74 per share, the closing price of our common stock on December 31, 2024, the last trading day of fiscal year 2024.
(2)

Represents the unvested portion of the grant of 5,744 shares of restricted stock on January 29, 2024, which vests 1/3 per year on the first three anniversaries of the grant date, provided the executive remains employed by the Company through the applicable vesting dates.

(3)

Represents the unvested portion of the grant of 5,161 shares of restricted stock on February 21, 2023, which vests 1/3 per year on the first three anniversaries of the grant date, provided the executive remains employed by the Company through the applicable vesting dates. As of December 31, 2024, 3,441 shares were unvested.

(4)

Represents the unvested portion of the grant of 4,341 shares of restricted stock made on January 24, 2022, which vests 1/3 per year on the first three anniversaries of the grant date, provided the executive remains employed by the Company through the applicable vesting date. As of December 31, 2024, 1,447 shares were unvested.

(5)

Reflects performance shares granted on January 29, 2024 with respect to the performance period ending December 31, 2026. Performance shares are earned based on the Company’s TSR relative to the 2024 Peer Group. The number of performance shares reported in this column assumes achievement at the maximum level for the performance criteria based on performance through December 31, 2024.

(6)

Reflects performance shares granted on February 21, 2023 with respect to the performance period ending December 31, 2025. Performance shares are earned based on the Company’s TSR relative to the 2023 Peer Group. The number of performance shares reported in this column assumes achievement at the maximum level for the performance criteria based on performance through December 31, 2024.

(7)	Reflects the number of performance shares actually issued for the performance period ending December 31, 2024.
(8)

Represents the unvested portion of the grant of 1,742 shares of restricted stock made on January 29, 2024, which vests 1/3 per year on the first three anniversaries of the grant date, provided the executive remains employed by the Company through the applicable vesting dates.

(9)

Represents the unvested portion of the grant of 1,363 shares of restricted stock made on February 21, 2023, which vests 1/3 per year on the first three anniversaries of the grant date, provided the executive remains employed by the Company through the applicable vesting dates. As of December 31, 2024, 909 shares were unvested.

(10)

Represents the unvested portion of the grant of 1,182 shares of restricted stock made on January 24, 2022, which vests 1/3 per year on the first three anniversaries of the grant date, provided the executive remains employed by the Company through the applicable vesting date. As of December 31, 2024, 394 shares were unvested.

(11)

Reflects performance shares granted on January 29, 2024 with respect to the performance period ending December 31, 2026. Performance shares are earned based on the Company’s TSR relative to the 2024 Peer Group. The number of performance shares reported in this column assumes achievement at the maximum level for the performance criteria based on performance through December 31, 2024.

(12)

Reflects performance shares granted on February 21, 2023 with respect to the performance period ending December 31, 2025. Performance shares are earned based on the Company’s TSR relative to the 2023 Peer Group. The number of performance shares reported in this column assumes achievement at the maximum level for the performance criteria based on performance through December 31, 2024.

(13)	Reflects the number of performance shares actually issued for the performance period ending December 31, 2024.
(14)

Represents the unvested portion of the grant of 1,000 shares of restricted stock made on May 20, 2024, which vests in full on the fifth anniversary of the grant date, provided the executive remains employed by the Company through the applicable vesting date.

(15)

Represents the unvested portion of the grant of 500 shares of restricted stock made on February 21, 2023, which vests in full on the fifth anniversary of the grant date, provided the executive remains employed by the Company through the applicable vesting date.

(16)

Represents the unvested portion of the grant of 500 shares of restricted stock made on January 24, 2022, which vests in full on the fifth anniversary of the grant date, provided the executive remains employed by the Company through the applicable vesting date.

(17)	Mr. Woodie did not have any equity awards outstanding at December 31, 2024.
(18)	Mr. Foshee did not have any equity awards outstanding at December 31, 2024.
(19)	Mr. Pressley did not have any equity awards outstanding at December 31, 2024.

SERVISFIRST BANCSHARES, INC. – Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Option Exercises and Stock Vested for Fiscal 2024

The following table sets forth information regarding option exercises by and restricted stock and performance share vesting for our named executive officers during 2024:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Thomas A. Broughton, III(1)	-	-	18,321	$1,230,322
Rodney E. Rushing(2)	-	-	4,857	326,162
Henry F. Abbott(3)	-	-	-	-
Edison K. Woodie, III(4)	-	-	-	-
William M. Foshee(5)	-	-	2,974	202,767
Kirk Pressley(6)	-	-	2,000	118,900

(1)

The value of the portion of the award vesting is based on a value closing price of the Company’s common stock on the vesting date, which was $66.19 on January 24, 2024, $65.81 on January 25, 2024 and $68.18 on January 29, 2024 and $62.68 on February 21, 2024.

(2)

On January 25, 2024, Mr. Broughton had 1/3 of his 2021 restricted stock award vest, in the amount of 2,756 shares; on January 24, 2024, Mr. Broughton had 1/3 of his 2022 restricted stock award vest, in the amount of 1,447 shares; on February 21, 2024, Mr. Broughton had 1/3 of his 2023 restricted stock award vest, in the amount of 1,720 shares, and on January 29, 2024, Mr. Broughton had 12,399 performance shares vest.

(3)

On January 25, 2024, Mr. Rushing had 1/3 of his 2021 restricted stock award vest, in the amount of 729 shares; on January 24, 2024, Mr. Rushing had 1/3 of his 2022 restricted stock award vest, in the amount of 394 shares; on February 21, 2024, Mr. Rushing had 1/3 of his 2023 restricted stock award vest, in the amount of 454 shares, and on January 29, 2024, Mr. Rushing had 3,280 performance shares vest.

(4)	Mr. Abbott did not have any restricted stock or performance share vest during the year ended December 31, 2024.
(5)	Mr. Woodie did not have any restricted stock or performance share vest during the year ended December 31, 2024.
(6)	On January 29, 2024, Mr. Foshee had 2,974 performance shares vest.
(7)	Mr. Pressley had 2,000 shares (representing 1/5 of a grant made in June 2023) vest during the year ended December 31, 2024.

Pension Benefits

The Company does not maintain any benefit plan that provides for payments or other benefits at, following or in connection with retirement, other than the Company’s 401(k) plan.

SERVISFIRST BANCSHARES, INC. – Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Nonqualified Deferred Compensation Plans

The Company does not maintain any defined contribution or other plans that provide for the deferral of compensation on a basis that is not tax-qualified.

Chief Executive Officer Pay Ratio

Rules adopted by the SEC following passage of the Dodd-Frank Wall Street Reform and Consumer Protection Act require us to provide a reasonable estimate of the ratio of the annual total compensation of our Chief Executive Officer to the median annual total compensation of our employees. We last identified our median employee in 2025 by comparing all salary, matching contributions to our 401(k) plan, annual incentive compensation, bonus compensation, long-term incentive awards vested in 2022 and our payment of insurance premiums and provision of other perquisites, as reported to the Internal Revenue Service on Form W-2 for 2022 for all of our employees (excluding our Chief Executive Officer) as of December 31, 2022. As further detailed in the paragraphs and Summary Compensation Table below, Mr. Broughton’s total annual compensation in fiscal 2024 was $2,093,028. The Company has determined that the annual compensation for its median employee for the same fiscal year was approximately $86,598. Accordingly, we believe that the ratio of the annual total compensation of Mr. Broughton, our Chief Executive Officer, to the median of the annual total compensation of all our employees in 2024 was 24.2 to 1.

Pay Versus Performance Disclosure

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and our performance for the fiscal years listed below.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs(2)(3)	Value of Initial Fixed $100 Investment based on:		Net Income (millions)	Basic Earnings Per Share
					TSR	Peer Group TSR(4)
2024	$2,093,028	$2,903,059	$498,850	$362,285	$243.52	$130.90	$227.2	$4.17
2023	2,139,984	2,109,738	692,677	736,614	188.97	115.64	206.9	3.80
2022	2,612,554	2,634,492	755,359	807,351	191.23	116.10	251.5	4.63
2021	2,546,502	3,583,655	962,371	960,478	232.85	124.74	207.7	3.83
2020	1,560,626	1,547,188	504,616	525,789	109.19	91.29	169.6	3.15

(1)	Mr. Broughton was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2020	2021 - 2022	2023	2024
Rodney E. Rushing	Rodney E. Rushing	Rodney E. Rushing	Rodney E. Rushing
William M. Foshee	William M. Foshee	William M. Foshee	William M. Foshee
Henry F. Abbott	Henry F. Abbott	Henry F. Abbott	Henry F. Abbott
Clarence C. Pouncey III		Kirk Pressley	Kirk Pressley
Edison K. Woodie, III

SERVISFIRST BANCSHARES, INC. – Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

(2)

The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by our NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

(3)

Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards and Option Awards columns set forth in the applicable Summary Compensation Table.

Year	Summary Compensation Table Total for PEO	Exclusion of Stock Awards for PEO	Inclusion of Equity Values for PEO	Compensation Actually Paid to PEO
2024	$2,093,028	$(783,300)	$1,593,331	$2,903,059

Year	Average Summary Compensation Table Total for Non-PEO NEOs	Average Exclusion of Stock Awards for Non-PEO NEOs	Average Inclusion of Equity Values for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs
2024	$498,850	$(97,924)	$(38,641)	$362,285

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO	Total - Inclusion of Equity Values for PEO
2024	$1,063,587	$514,721	$15,023	-	$1,593,331

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs	Total - Average Inclusion of Equity Values for Non-PEO NEOs
2024	$81,533	$31,054	$(1,185)	$(150,043)	$(38,641)

(4)

The Peer Group TSR set forth in this table utilizes the KBW Nasdaq Regional Bank Index (KRX), which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2024. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year for the Company and in the KBW Nasdaq Regional Bank Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

(5)

We determined Basic Earnings Per Share to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2024. This performance measure may not have been the most important financial performance measure for prior years, and we may determine a different financial performance measure to be the most important financial performance measure in future years.

SERVISFIRST BANCSHARES, INC. – Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

PEO and Average Non-PEO NEO Compensation Actually Paid and Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, the cumulative TSR over the five most recently completed fiscal years for the Company, and the KBW Nasdaq Regional Bank Index cumulative TSR over the same period.

PEO and Average Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the five most recently completed fiscal years.

SERVISFIRST BANCSHARES, INC. – Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

PEO and Average Non-PEO NEO Compensation Actually Paid and Earnings Per Share

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Earnings Per Share during the five most recently completed fiscal years.

SERVISFIRST BANCSHARES, INC. – Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Tabular List of Most Important Financial Performance Measures

The following table presents the financial performance measures that we consider to have been the most important in linking Compensation Actually Paid to our PEO and Non-PEO NEOs for 2024 to our performance. The measures in this table are not ranked.

Earnings Per Share
Relative Total Stockholder Return Loan and Deposit Growth

Effect of Compensation Policies and Practices on Risk Management and Risk-Taking Incentives

There is inherent risk in the business of banking. However, we do not believe that any of our compensation policies and practices provide incentives to our employees to take risks that are reasonably likely to have a material adverse effect on us. The Compensation Committee reviews incentive compensation arrangements to determine whether they encourage excessive risk taking, and reviews and discusses at least annually the relationship between risk management policies and practices that could mitigate such risk. The Compensation Committee also oversees the administration of the Company’s Clawback Policy.

Our annual incentive plan includes a credit quality modifier that operates to reduce annual incentive plan payments by as much as 100% of the award amount if the Bank’s non-performing assets to total assets ratio exceeds certain thresholds. We believe that our compensation policies and practices are consistent with those of similar bank holding companies and their banking subsidiaries and are intended to encourage and reward performance that is consistent with sound practice in the industry.

Potential Payments Upon Termination or Change in Control

Change in Control Agreements

On February 25, 2021, the Compensation Committee approved the implementation of change in control protections for certain of our officers, including each of our NEOs. Each of the NEOs entered into a Change in Control Agreement effective as of February 25, 2021.

Each Change in Control Agreement has an initial term of five (5) years (from the execution date through December 31, 2025) but is subject to additional five-year “evergreen” renewal periods unless we provide written notice to the officer by June 30 of the last year in the current term that we do not wish to extend the Change in Control Agreement beyond that term. The Change in Control Agreement provides each officer with certain employment protections for a two-year period following a change in control (the “Protected Period”). Notwithstanding the foregoing, certain pre‑change in control terminations will also be treated as change in control terminations as a result of agreements or negotiations regarding a change in control.

The term “change in control” is defined in these Change in Control Agreements as any of the following events:

•

The consummation of a merger, consolidation or other corporate reorganization (other than a holding Company reorganization) of either us or the Bank in which either entity does not survive, or if such entity survives, the equityholders before such transaction do not own more than 40% of, respectively, (i) the equity securities of the surviving entity, and (ii) the combined voting power of any other outstanding securities entitled to vote on the election of directors of the surviving entity;

•

the acquisition by any individual, entity or group of beneficial ownership of 50% or more of either (i) the then‑outstanding voting securities of either us or the Bank or (ii) the combined voting power of the then‑outstanding voting securities of us or the Bank entitled to vote generally in the election of directors; provided, however, that the following shall not constitute a change in control: (i) any acquisition of securities directly from us (other than a transaction that qualifies as a change in control under another prong of this definition), (ii) any acquisition by us or any of our affiliates, or by any employee benefit plan (or related trust) of us or our affiliates, or (iii) any acquisition by any corporation, entity, or group if, following such acquisition, more than 50% of the then-outstanding voting rights of such corporation, entity or group are beneficially owned by all or substantially all of the persons who were the owners of our common stock immediately prior to such acquisition;

SERVISFIRST BANCSHARES, INC. – Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

•

individuals who, as of the effective date of the Change in Control Agreement, constituted our incumbent Board cease for any reason to constitute at least a majority of our Board of Directors, provided that any individual becoming a director subsequent to such date whose appointment or election, or nomination for election by our stockholders, was approved or endorsed by a vote of at least a majority of the directors then comprising the incumbent Board, shall be considered as though such individual were a member of the incumbent Board, but excluding, for this purpose, any individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of our Directors (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

•

approval by our stockholders of: (i) a complete liquidation or dissolution of the Bank, (ii) a complete liquidation or dissolution of the Company, or (iii) the sale or other disposition of all or substantially all our assets, other than to a corporation, with respect to which immediately following such sale or other disposition, more than 50% of, respectively, (1) the then-outstanding equity securities of such corporation and (2) the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors, is then beneficially owned by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of our outstanding common stock and our outstanding voting securities immediately prior to such sale or other disposition, in substantially the same proportions as their ownership, immediately prior to such sale or disposition, of our outstanding common stock and our outstanding securities, as the case may be.

If an NEO’s employment is terminated by us during the Protected Period without “cause” or by the NEO with “good reason” (as those terms are defined in the Change in Control Agreement), the NEO will be entitled to receive certain payments and benefits. Specifically, the NEO would be entitled to receive, among other benefits: (1) a cash severance payment equal to a specific multiple 2.99x for Mr. Broughton, 2x for Messrs. Rushing, Foshee and Pressley, 1.5x for Mr. Abbott and 1x for Mr. Woodie of the sum of (a) the NEO’s base salary in effect at the time of termination and (b) the average bonus paid to the NEO over the prior three years and (2) a pro-rata cash bonus for the fiscal year in which the termination occurs. Each of Messrs. Broughton, Rushing, Abbott, Woodie, Foshee and Pressley, would also be eligible to receive a lump sum cash payment equal to 18 months’ worth of COBRA premiums, based on the NEO’s then-current coverage elections.

As a condition to receipt of any of the payments or benefits described herein, each named executive officer would be required to execute a standard separation and release agreement containing a release of all claims, if any, against the Company within a 45-day period following the officer’s termination date. Each named executive officer would also be subject to certain confidentiality, non-competition and non-solicitation obligations and receipt of payments and benefits would be subject to the officer’s continued compliance with such obligations. Our officers agree to maintain the confidentiality of our confidential information. For a period of six months following such officer’s termination date, each of our officers has agreed to not engage in similar activities within a sixty (60) mile radius of any Company office, and has further agreed to not solicit any Company employees or customers for a period of one year following such officer’s termination date.

Under the Change in Control Agreements, the NEO would not be entitled to any tax gross-ups for excise taxes that may be triggered under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended. However, the NEO would be entitled to receive the “best net” treatment, which means that if the total of all change in control payments due him exceeds the threshold that would trigger the imposition of excise taxes, the NEO will either (1) receive all payments and benefits due him and be responsible for paying all such taxes or (2) have his payments and benefits reduced such that imposition of the excise taxes is no longer triggered, depending on which method provides him with the better after-tax result.

SERVISFIRST BANCSHARES, INC. – Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

In addition to the cash payments set forth in the Change in Control Agreements, any stock options and restricted stock awards granted to the specified NEO will immediately vest upon a change in control. Performance share awards shall vest assuming target performance for the performance period, but shall be prorated based on the number of days the executive worked during the Performance Period through the change in control to the total number of days in the performance period.

Termination Other than Due to Change in Control

Pursuant to the terms of our 2009 Amended and Restated Stock Incentive Plan, outstanding equity awards are treated as follows in the event of a termination other than due to a change in control:

●

Restricted Stock: In the event of termination due to death or disability, the recipient shall become fully vested in the restricted stock. Termination for any other reason results in forfeiture of unvested restricted stock.

●

Performance Shares: In the event of termination due to death, disability or qualified retirement, the recipient shall be entitled to a prorated number of performance shares earned, determined at the end of the Performance Period, based on the ratio of the number of days of service during Performance Period. In the event of termination for any other reason prior to the end of the Performance Period, all performance shares are forfeited in their entirety.

Endorsement Split-Dollar Agreements

On November 9, 2020, the Bank entered into endorsement split-dollar agreements with each of Messrs. Broughton, Foshee and Rushing. The agreements provide the executives with death benefits funded through Bank-owned life insurance policies. The Bank solely owns all of the rights, title, and interest in the life insurance policy and will control all rights of ownership with respect to the policy including, without limitation, the right to withdraw the cash value of such policy. The agreements provide Mr. Broughton with a $3,000,000 death benefit endorsement, and each of Messrs. Foshee and Rushing with a $1,500,000 death benefit endorsement. The amounts of the Bank-owned life insurance policies are sufficient to fund both the death benefit endorsement to the executives’ beneficiaries and a complete return of all premiums paid on the policies to the Bank. The executives’ beneficiaries designated in accordance with the terms of the agreements are entitled to the endorsed death benefit amount from the proceeds of the insurance policies, provided each such executive remains employed by the Bank through the earlier of (1) such executive’s date of death or (2) the second anniversary of the effective date of the agreements; provided, however, if such executive terminates employment, other than due to death, during the period between the first and second anniversaries of the effective date, such executive’s beneficiaries shall be entitled to fifty percent (50%) of the endorsed death benefit amount.

The agreements will terminate immediately upon the first to occur of the following: (1) payment of the endorsed death benefit in accordance with the terms of the agreements; or (2) termination of an executive’s employment for any reason, other than death, prior to the first anniversary of the effective date.

Estimated Payments upon a Termination or Change in Control

The tables below contain the total payments one would receive under each termination scenario if the NEOs separated on December 31, 2024, except that the amounts for Mr. Foshee and Mr. Pressley represents amounts actually received for their voluntary departures during the year ended December 31, 2024. For all termination scenarios, the figures for long-term, equity-based incentive compensation awards are as of December 31, 2024, at the closing stock price of $84.74 on December 31, 2024. Terminations following a change in control are assumed to be within the Protected Period and either without “cause” if the Company terminated the NEO or with “good reason” if the NEO terminated employment.

SERVISFIRST BANCSHARES, INC. – Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

	Termination Scenarios

Executive	Voluntary ($)(1)(4)	With Cause	Death ($)(2)(4)	Disability ($)(3)(4)
Thomas A. Broughton, III	$1,087,920	-	$4,988,876	$1,988,876
Rodney E. Rushing	300,121	-	2,028,154	558,154
Henry F. Abbott	-	-	169,480	169,480
Edison K. Woodie	-	-	-	-
William M. Foshee(4)	-	-	-	-
Kirk Pressley(5)	150,000	-	-	-

(1)

Amounts in this column include the amount of performance shares each NEO is entitled to retain for meeting all retirement eligibility criteria under outstanding award agreements. Restricted stock is not included in these amounts because it does not vest upon retirement or other voluntary departures. No NEO besides Mr. Broughton and Mr. Rushing held performance shares as of December 31, 2024.

(2)

Amounts in this column include benefits paid under the endorsement split-dollar agreements for Messrs. Broughton and Rushing upon death and the total amount of long-term, equity-based compensation (including restricted stock and performance shares) each NEO is entitled either to retain or to have the vesting accelerated due to death.

(3)

Amounts in this column include the total amount of long-term, equity-based compensation (including restricted stock and performance shares) each NEO is entitled either to retain or to have the vesting accelerated due to disability.

(4)

For purposes of calculating the value of performance share awards, (i) the performance of the 2022 performance shares are shown at the amount actually earned, (ii) the 2023 performance share awards are shown at the threshold maximum amount, and (iii) the 2024 awards are shown at the maximum amount, all based on relative performance at December 31, 2024. These are further adjusted based on the ratio of the number of days the participant provided service during the performance period to the total number of days in the performance period.

(4)	Mr. Foshee retired from the Company during 2024. The amounts shown in this table are the actual amounts paid.
(5)	Mr. Pressley voluntarily terminated service during 2024. The amounts shown in this table are the actual amounts paid.

	Termination Following a Change in Control Without Cause or for Good Reason

Executive	Cash Severance(1) ($)	Unvested Equity(2) ($)	Other Benefits(3) ($)	Total(4) ($)
Thomas A. Broughton, III	$5,659,510	$1,736,464	$39,636	$7,435,610
Rodney E. Rushing	1,765,834	487,989	39,636	2,293,459
Henry F. Abbott	660,175	169,480	44,730	874,385
Edison K. Woodie, III	338,526	-	39,636	378,162
William M. Foshee(5)	-	-	-	-
Kirk Pressley(6)	-	-	-	-

(1)

Includes (1) a cash severance payment equal to a specific multiple (2.99x for Mr. Broughton, 2x for Messrs. Rushing, Foshee and Pressley, 1.5x for Mr. Abbott and 1x for Mr. Woodie) of the sum of (a) base salary at the time of termination (base salary in effect during year ended December 31, 2024) and (b) average cash bonus paid over the prior three years (years ended December 31, 2021, 2022 and 2023); and (2) a pro-rata cash bonus for the fiscal year in which the termination occurs based on actual performance (for these purposes the actual bonus for the year ended December 31, 2024 is used).

(2)

Restricted stock vests in full due to change in control. Performance shares are shown at target performance and adjusted based on the ratio of the number of days the participant provided service during the performance period to the total number of days in the performance period.

(3)	Lump sum cash payment equal to 18-months of COBRA premiums, based on the officer’s then-current coverage elections.

(4)

Subject to adjustment for “best net” treatment, which means that if the total of all change in control payments due an NEO exceeds the threshold that would trigger the imposition of excise taxes, the NEO will either (1) receive all payments and benefits due him and be responsible for paying all such taxes or (2) have his payments and benefits reduced such that imposition of the excise taxes is no longer triggered, depending on which method provides him with the better after-tax result. Each column rounded to nearest full dollar amount.

(5)	Mr. Foshee retired from the Company during 2024. The amounts shown in the table above are the actual amounts paid.

(6)	Mr. Pressley voluntarily terminated service during 2024. The amounts shown in the table above are the actual amounts paid.

SERVISFIRST BANCSHARES, INC. – Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

PROPOSAL 3: RATIFY APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm Fees

Our Board of Directors intends to engage Forvis Mazars, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

The ratification by our stockholders of the Audit Committee’s selection of Forvis Mazars, LLP is not legally required; however, our Board of Directors believes that this proposal is consistent with best practices in corporate governance and affords stockholders an opportunity to provide direct feedback to the directors on an important issue of corporate governance. A majority of the total votes cast at the Annual Meeting, either in person or by proxy, will be required for the ratification of the appointment of the independent registered public accounting firm. If our stockholders do not ratify the selection of Forvis Mazars, LLP, the appointment of the independent registered public accounting firm will be reconsidered by the Audit Committee and the Board of Directors.

The Board of Directors Unanimously Recommends a Vote “FOR” the Ratification of Forvis Mazars, LLP as our Independent Registered Public Accounting Firm for the Year Ending December 31, 2025.

Independent Registered Public Accounting Firm

Our consolidated balance sheet as of December 31, 2024, and the related consolidated statements of income, comprehensive income, stockholders’ equity and cash flows for the year ended December 31, 2024 have been audited by Forvis Mazars, LLP, our independent registered public accounting firm, as stated in their report appearing in our 2024 Annual Report on Form 10-K. Forvis Mazars, LLP was initially engaged as our independent registered public accounting firm on June 18, 2014. Representatives of Forvis Mazars, LLP are expected to be in attendance at our Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Audit and Non-Audit Services Pre-Approval Policy

The Audit Committee’s charter provides that the Audit Committee must pre-approve services to be performed by our independent registered public accounting firm. In accordance with that requirement, the Audit Committee pre‑approved the engagement of Forvis Mazars, LLP pursuant to which it provided the audit and audit-related services described below for the fiscal year ended December 31, 2024. One hundred percent of the fees set forth below were pre-approved by the Audit Committee.

	2024(4)	2023
Audit fees(1)	$871,180	$885,949
Audit-related fees(2)	$130,528	$64,650
Tax fees(3)	$41,200	$3,063
All other fees	$--	$--

___________________

(1)	Consists of fees incurred in connection with the audit of the Company’s financial statements, real estate investment trusts, the review of quarterly financial statements, and SEC filings.
(2)	Consists of fees incurred in connection with the audit of the Company’s FHA lending program, 401(k) plan, and certain Tennessee public fund pledging.
(3)

Consists of fees incurred in connection with tax return filings for the year ended December 31, 2024 and 2023, respectively, and tax consultation related to tax credits for the years ended December 31, 2024 and 2023.

(4)

The amount of fees for 2024 is based on fees billed and paid to date and on an estimate for the remaining services to be provided. The final amount of the fees for those services may vary from the estimate.

SERVISFIRST BANCSHARES, INC. – Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Audit Committee Report

The Audit Committee of the Board of Directors of ServisFirst Bancshares, Inc. has reviewed and discussed the audited consolidated financial statements of the Company and its subsidiary, ServisFirst Bank, with management of the Company and Forvis Mazars, LLP, independent registered public accountants for the Company for the year ended December 31, 2024. Management represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles.

The Audit Committee has discussed with Forvis Mazars, LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee has received the written disclosures and confirming letter from Forvis Mazars, LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and, in compliance with PCAOB Rule 3520, has discussed with Forvis Mazars, LLP their independence from the Company.

Based on these reviews and discussions with management of the Company and Forvis Mazars, LLP referred to above, the Audit Committee has recommended to our Board of Directors that the audited consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2024 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

This Audit Committee Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the SEC that incorporates by reference all or any portion of this Proxy Statement.

Submitted by the Audit Committee:

Irma L. Tuder, Chairwoman
J. Richard Cashio

Betsy Bugg Holloway

SERVISFIRST BANCSHARES, INC. – Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

GENERAL INFORMATION

Questions and Answers About the 2025 Annual Meeting and Voting

What is a proxy?

It is your legal designation of another person to vote the stock you own. The person so designated is called a proxy. If you designate someone as your proxy in a written document, that document is called a proxy or a proxy card. We have designated Thomas A. Broughton, III and David Sparacio (the “management proxies”) as proxies for the 2025 Annual Meeting of Stockholders.

What are the purposes of the Annual Meeting?

At the Annual Meeting, stockholders will vote on: (1) the election of seven directors; (2) an advisory vote on the compensation of our named executive officers; (3) the ratification of Forvis Mazars, LLP as our independent public accounting firm for the year ending December 31, 2025; and (4) such other business as may properly come before the Annual Meeting. As of the date of this Proxy Statement, our Board of Directors is not aware of any matters that will be brought before the Annual Meeting, other than procedural matters, that are not listed above. However, if any other matters properly come before the Annual Meeting, the individuals named on the proxy card, or their substitutes, will be authorized to vote on those matters in their own judgment.

How do I receive a printed copy of proxy materials?

To request a printed copy of the proxy materials, please call 1-800-368-5948, visit www.investorvote.com/SFBS or email investorvote@computershare.com with “Proxy Materials ServisFirst Bancshares, Inc.” in the subject line. To make your request, you will need the 15-digit control number printed on your Notice of Internet Availability of Proxy Materials or proxy card. To ensure timely delivery of proxy materials, you will need to submit your request on or before May 9, 2025.

Who is entitled to vote?

Stockholders of record at the close of business on March 26, 2025, the record date for the Annual Meeting, are entitled to receive notice of the Annual Meeting and to vote shares of common stock held as of the record date at the Annual Meeting. As of the record date, 54,601,122 shares of our common stock were outstanding and entitled to vote. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon. There are no cumulative voting rights.

How do I vote?

If you hold your shares in a brokerage account in your broker’s or another nominee’s name (held in “street name”), you are a beneficial owner and you should follow the voting directions provided by your broker or nominee:

•	You may complete and mail a voting instruction form to your broker or nominee.

•	If your broker allows, you may submit voting instructions by telephone or the Internet.

•	You may use a mobile device, scanning the QR barcode on your voter instruction form or Notice of Internet Availability of Proxy Materials and following the prompts that appear on your mobile device.

•	You may cast your vote in person at the annual meeting but you must obtain a legal proxy from your broker or nominee.

If you hold your shares in your own name as a holder of record with our transfer agent, Computershare, you are a “stockholder of record” and may vote using any of the following methods:

•

By going to the website www.investorvote.com/SFBS and following the instructions for Internet voting on the proxy card or Notice of Internet Availability of Proxy Materials that you received in the mail. You will need the 15-digit control number printed therein. You may also access instructions for telephone voting on the website.

SERVISFIRST BANCSHARES, INC. – Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

•	By using your mobile device to scan the QR barcode on your proxy card or Notice of Internet Availability of Proxy Materials and following the prompts that appear on your mobile device.

•

If you received a printed copy of the proxy materials, by completing and mailing your proxy card in the prepaid return envelope, or if you reside in the United States or Canada, by dialing 1-800-368-5948 and following the instructions for telephone voting provided by the recorded message at that number. You will need your 15-digit control number printed on your proxy card.

•	By casting your vote in person at the 2025 Annual Meeting.

Votes submitted electronically must be received by 11:59 p.m., Central Time, on May 18, 2025.

If you invest in our common stock through the Company stock fund in the ServisFirst Bank 401(k) Profit Sharing Plan and Trust, you will receive instructions for submitting your voting directions from the 401(k) plan’s administrator, Charles Schwab. The 401(k) plan’s trustees will vote shares held by the 401(k) plan in accordance with the tabulation. Any shares for which the trustees do not received timely voting directions will be voted by the trustees in proportion to the shares for which directions were actually received. To allow the trustees sufficient time to process voting directions, the voting deadline for 401(k) plan participants is 10:00 a.m., Central Time, on May 15, 2025.

What if I change my mind after I vote my shares?

You can revoke or change your proxy at any time before it is voted at the 2025 Annual Meeting.

If you hold your shares in a brokerage account in your broker’s or another nominee’s name (“street name”), you may revoke or change your vote:

•	Via telephone or Internet, using the voting directions provided by your broker or nominee; or

•

By casting your vote in person at the Annual Meeting, but you must obtain a legal proxy from your broker or nominee. Attendance in person at the Annual Meeting will not revoke any proxy you have previously granted unless you specifically so request.

If you are a registered stockholder, you may revoke or change your vote by:

•	Voting by telephone or the Internet, using the voting directions provided on the proxy card or Notice of Internet Availability of Proxy Materials that you received in the mail;

•	Notifying our Executive Vice President and Chief Financial Officer, Mr. Sparacio, in writing;

•	Sending another executed proxy card dated later than the first proxy card; or

•	Voting in person at the 2025 Annual Meeting. Attendance at the Annual Meeting will not revoke any proxy you have previously granted unless you specifically so request.

Votes submitted electronically must be received by 11:59 p.m., Central Time, on May 18, 2025.

If you invest in our common stock through the Company stock fund in the ServisFirst Bank 401(k) Profit Sharing Plan and Trust, you may revoke or change your vote by following the instructions provided by the 401(k) plan’s administrator, Charles Schwab. To allow the trustees sufficient time to process voting directions, the deadline for 401(k) plan participants to revoke or change their voting directions is 10:00 a.m., Central Time, on May 15, 2025.

SERVISFIRST BANCSHARES, INC. – Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

How many shares must be present to hold the 2025 Annual Meeting?

More than one-half of the Company’s outstanding common stock as of the record date must be represented at the 2025 Annual Meeting in person, or by proxy in order to hold the Annual Meeting. This is called a quorum. We will count your shares as present at the Annual Meeting if you:

•	Are present and vote at the Annual Meeting;

•	Have properly submitted a proxy card or a voter instruction form, or voted by telephone or the Internet on a timely basis; or

•	Hold your shares through a broker or otherwise in street name, and your broker uses its discretionary authority to vote your shares on Proposal Number 3.

As of the record date, 54,601,122 shares of our common stock, $0.001 par value per share, held by 452 stockholders of record, were issued and outstanding. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the Annual Meeting.

Why did I receive a “Notice Regarding the Availability of Proxy Materials” but no proxy materials?

We distribute our proxy materials to stockholders via the Internet under the “Notice and Access” approach permitted by the rules of the SEC. This approach conserves natural resources and reduces our distribution costs, while providing a timely and convenient method of accessing the materials and voting. On or about April 7, 2025, we mailed a “Notice Regarding the Availability of Proxy Materials” to stockholders, containing instructions on how to access the proxy materials on the Internet.

What if I share an address and a last name with other Company stockholders?

To reduce the expenses of delivering duplicate proxy materials to stockholders, we are relying upon SEC “householding” rules that permit delivery of only one set of applicable proxy materials to multiple stockholders who share an address and have the same last name, unless we receive contrary instructions from any stockholder at that address. Stockholders of record who have the same address and last name and have not previously requested electronic delivery of proxy materials will receive a single envelope containing the notices or the proxy statement and proxy card for all stockholders having that address. The notice or proxy card for each stockholder will include that stockholder’s unique control number needed to vote his or her shares. This procedure reduces our printing costs and postage fees. If, in the future, you do not wish to participate in householding and prefer to receive your Notice or Proxy Statement in a separate envelope, or if your household currently receives more than one Notice or Proxy Statement and in the future, you would prefer to participate in householding, please call (205) 949-0307, or inform us in writing at: ServisFirst Bancshares, Inc., 2500 Woodcrest Place, Birmingham, Alabama 35209, David Sparacio, Executive Vice President and Chief Financial Officer. Requests will be responded to promptly.

For those stockholders who have the same address and last name and who request to receive a printed copy of the proxy materials by mail, we will send only one copy of such materials to each address unless one or more of those stockholders notifies us, in the same manner described above, that the stockholder(s) wish to receive a printed copy for each stockholder at that address.

Beneficial stockholders can request information about householding from their banks, brokers, or other holders of record.

Who pays for this proxy solicitation?

We are making this proxy solicitation and will pay all costs in connection with the meeting, including the cost of preparing, assembling and, as applicable, mailing the Notice of the Annual Meeting, Proxy Statement, proxy card and our Annual Report to Stockholders for the year ended December 31, 2024, as well as handling and tabulating the proxies returned. In addition, proxies may be solicited by directors, officers and regular employees of the Company, without additional compensation, in person or by other electronic means. We will reimburse brokerage houses and other nominees for their expenses in forwarding proxy materials to beneficial owners of our common stock.

SERVISFIRST BANCSHARES, INC. – Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Who can help answer your questions?

If you have questions about the Annual Meeting, you should contact David Sparacio, Executive Vice President and Chief Financial Officer, 2500 Woodcrest Place, Birmingham, Alabama 35209, telephone (205) 949-0307.

Annual Report on Form 10-K

On written request, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2024 (including a list briefly describing the exhibits thereto), as filed with the SEC (including any amendments filed with the SEC), to any record holder or beneficial owner of our common stock as of the close of business on March 26, 2025, the record date, or to any person who subsequently becomes such a record holder or beneficial owner. Requests should be directed to the attention of our Executive Vice President and Chief Financial Officer at the address set forth above.

Stockholder Proposals

Under Exchange Act Rule 14a-8, any stockholder desiring to submit a proposal for inclusion in our proxy materials for our 2026 Annual Meeting of Stockholders must provide the Company with a written copy of that proposal by no later than December 8, 2025, which is 120 days before the first anniversary of the date on which the Company’s proxy materials for the 2025 Annual Meeting were first made available to stockholders. However, if the date of our Annual Meeting in 2026 changes by more than 30 days from the date of our 2025 Annual Meeting, then the deadline would be a reasonable time before we begin distributing our proxy materials for our 2026 Annual Meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are governed by the Exchange Act and the rules of the SEC thereunder and other laws and regulations, to which interested stockholders should refer.

If a stockholder desires to bring other business before the 2026 Annual Meeting without including such proposal in the Company’s Proxy Statement, the stockholder must notify the Company in writing on or before February 21, 2026.

Our CG&N Committee will consider nominees for election to our Board of Directors. See “Corporate Governance—Board Committees and Their Functions—Corporate Governance and Nominations Committee” for details to be included in any such nomination. Nominations should be submitted in a timely manner in care of our Chief Financial Officer. Generally, we will consider nominations to be timely if submitted no later than the date a stockholder must submit a proposal for inclusion in our proxy materials.

In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 20, 2026. However, if the date of the 2026 annual meeting is more than 30 days before or after the date of the anniversary of the 2025 annual meeting, the notice must be provided by the close of business on the later of the sixtieth day prior to the 2026 annual meeting or the tenth day following the day on which public announcement of the date of the 2026 annual meeting is first made, as provided by Rule 14a-19. These deadlines assume that the shareholder has not previously filed a proxy statement with the required information.

Solicitation of Proxies

Our Board of Directors solicits the accompanying proxy for use at our Annual Meeting of Stockholders to be held on May 19, 2025, at 9:00 a.m., Central Daylight Time, at our corporate headquarters located at 2500 Woodcrest Place, Birmingham, Alabama 35209. The Notice of Annual Meeting of Stockholders and this Proxy Statement are being made available on or about April 7, 2025 to our stockholders of record as of the close of business on March 26, 2025, the record date for the Annual Meeting.

SERVISFIRST BANCSHARES, INC. – Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Our corporate headquarters is located at 2500 Woodcrest Place, Birmingham, Alabama 35209 and our toll free telephone number is (866) 317-0810.

By Order of the Board of Directors

SERVISFIRST BANCSHARES, INC.

Thomas A. Broughton, III
Chairman, President and Chief Executive Officer

Birmingham, Alabama
April 7, 2025

SERVISFIRST BANCSHARES, INC. – Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Servis1st Bank

VOTE

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

ENDORSEMENT_LINE______________ SACKPACK_____________

000001

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59 pm, Central Time, on May 18, 2025 (10:00 am, Central Time, on May 15, 2025 for 401(k) Participants).

Online
Go to www.investorvote.com/SFBS or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/SFBS

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2025 Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors: To elect the following persons to serve as directors for a one-year term until the 2026 Annual Meeting:

	For	Withhold		For	Withhold		For	Withhold
01 - Thomas A. Broughton III	☐	☐	02 - J. Richard Cashio	☐	☐	03 - James J. Filler	☐	☐
04 - Betsy Bugg Holloway	☐	☐	05 - Christopher J. Mettler	☐	☐	06 - Hatton C.V. Smith	☐	☐
07 - Irma L. Tuder	☐	☐						

	For	Against	Abstain
2. **Proposal 2:** To approve, on an advisory vote basis, our executive compensation as described in the accompanying Proxy Statement.	☐	☐	☐
3. **Proposal 3:** To ratify the appointment of Forvis Mazars, LLP as our independent registered public accounting firm for the year ending December 31, 2025.	☐	☐	☐

B Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /		

C 1234567890 JNT

72CV 651430

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

044X4B

Our Annual Meeting will be held on Monday, May 19, 2025 at The Company's Corporate Headquarters, 2500 Woodcrest Place, Birmingham, AL 35209, 9:00 a.m. Central Time.

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/SFBS

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

REVOCABLE PROXY -- SERVISFIRST BANCSHARES, INC.

Notice of 2025 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — Monday, May 19, 2025.

The undersigned hereby appoints Thomas A. Broughton III and David A. Sparacio, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote, as designated below, all of the common stock of ServisFirst Bancshares, Inc., which the undersigned would be entitled to vote if personally present at the 2025 Annual Meeting of Stockholders of ServisFirst Bancshares, Inc. to be held at the Company's Headquarters and at any adjournments of the Annual Meeting, upon the proposals described in the accompanying Notice of the Annual Meeting and the Proxy Statement relating to the Annual Meeting, receipt of which are hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3, AND IN THE DISCRETION OF THE PERSONS APPOINTED HEREIN UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Please mark, sign and date this Proxy, and return it in the enclosed return-addressed envelope. No Postage is necessary if mailed in the United States.

(Items to be voted appear on reverse side)

PLEASE RETURN YOUR PROXY AS SOON AS POSSIBLE

C Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

Servis1st Bank

VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59 pm, Central Time, on May 18, 2025 (10:00 am, Central Time, on May 15, 2025 for 401(k) Participants).

Online
Go to **www.investorvote.com/SFBS** or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money!
Sign up for electronic delivery at www.investorvote.com/SFBS

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2025 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors: To elect the following persons to serve as directors for a one-year term until the 2026 Annual Meeting:

	For	Withhold		For	Withhold		For	Withhold
01 - Thomas A. Broughton III	☐	☐	02 - J. Richard Cashio	☐	☐	03 - James J. Filler	☐	☐
04 - Betsy Bugg Holloway	☐	☐	05 - Christopher J. Mettler	☐	☐	06 - Hatton C.V. Smith	☐	☐
07 - Irma L. Tuder	☐	☐						

	For	Against	Abstain
2. Proposal 2: To approve, on an advisory vote basis, our executive compensation as described in the accompanying Proxy Statement.	☐	☐	☐
3. Proposal 3: To ratify the appointment of Forvis Mazars, LLP as our independent registered public accounting firm for the year ending December 31, 2025.	☐	☐	☐

B Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /		

1UPX 651430

044X58

Our Annual Meeting will be held on Monday, May 19, 2025 at The Company's Corporate Headquarters, 2500 Woodcrest Place, Birmingham, AL 35209, 9:00 a.m. Central Time.

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

REVOCABLE PROXY -- SERVISFIRST BANCSHARES, INC.

Notice of 2025 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — Monday, May 19, 2025.

The undersigned hereby appoints Thomas A. Broughton III and David A. Sparacio, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote, as designated below, all of the common stock of ServisFirst Bancshares, Inc., which the undersigned would be entitled to vote if personally present at the 2025 Annual Meeting of Stockholders of ServisFirst Bancshares, Inc. to be held at the Company's Headquarters and at any adjournments of the Annual Meeting, upon the proposals described in the accompanying Notice of the Annual Meeting and the Proxy Statement relating to the Annual Meeting, receipt of which are hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3, AND IN THE DISCRETION OF THE PERSONS APPOINTED HEREIN UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Please mark, sign and date this Proxy, and return it in the enclosed return-addressed envelope. No Postage is necessary if mailed in the United States.

(Items to be voted appear on reverse side)

PLEASE RETURN YOUR PROXY AS SOON AS POSSIBLE